SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                Form 8-K
                             Current Report

                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934



Date of Report: September 21, 1999               Commission file number: 0-16214
                                                                         -------
                        ALBANY INTERNATIONAL CORP.
                        -------------------------
       (Exact name of registrant as specified in its charter)



         Delaware                                         14-0462060
         --------                                         ----------
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

1373 Broadway, Albany, New York                              12204
-------------------------------                              -----
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:       518-445-2200
                                                          ------------

                              EXHIBIT



10(i)(i) - Credit Agreement, dated as of August 11, 1999 among the Registrant, certain banks listed therein, The Chase Manhattan Bank as
           Administrative  Agent,  Chase  Manhattan  International  Limited,  as
           London Agent, Citibank N.A., as Syndication Agent and Banc One Capital Markets, Inc., as Documentation Agent.

                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                                   ALBANY INTERNATIONAL CORP.
                                   -------------------------
                                        (Registrant)


Date:  September 21, 1999


                                    By /s/ Michael C. Nahl
                                    ----------------------
                                    Michael C. Nahl
                                    Sr. Vice President and
                                    Chief Financial Officer

                                 Exhibit 10(i)(i)

                                                       CONFORMED COPY

--------------------------------------------------------------------------------





                                 CREDIT AGREEMENT


                                   dated as of


                                 August 11, 1999


                                      among


                              ALBANY INTERNATIONAL CORP.


                              the Borrowing Subsidiaries



                               the Lenders Party Hereto


                                         and


                              THE CHASE MANHATTAN BANK,
                               as Administrative Agent

                        CHASE MANHATTAN INTERNATIONAL LIMITED,
                                   as London Agent

                                   CITIBANK, N.A.,
                                as Syndication Agent

                           BANC ONE CAPITAL MARKETS, INC.,
                               as Documentation Agent

                                       ---------------------------

                                 CHASE SECURITIES INC.,
                                      as Arranger



--------------------------------------------------------------------------------
                                                                [CS&M 6700-874]

                                   CREDIT AGREEMENT dated as of August 11, 1999,
                           among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), the BORROWING SUBSIDIARIES from time to time party hereto, the Lenders referred to herein,THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and CHASE MANHATTAN INTERNATIONAL LIMITED, as London Agent.

       The Company intends to acquire or cause one of its subsidiaries to acquire (the "Acquisition") the paper machine clothing business (the "Acquired Business") of the Geschmay Group("Geschmay") for cash in the amount of approximately US$232,000,000 through the purchase of (i) 2,899,200 shares of Feltrificio Veneto S.p.A., an Italian S.p.A., (ii) 100,000 shares of Geschmay Asia Private Limited, a Singapore corporation, (iii) share participations (Geschaftsanteil) representing 99% of the share participations in Wurttenbergische Fitztuchfabrik D. Geschmay GmbH., a German GmbH, (iv) 24,722 shares of the common stock of Wangner Systems Corporation, a Delaware corporation, (v) 99,994 shares of Cofpa S.A., a French societe anonyme, and (vi) 100% of the share participations (Geschaftsanteil) in Geschmay Research GmbH, a German GmbH, all pursuant to the Share Purchase Agreement dated as of May 26, 1999 among Mistral International Finance A.G., Golden Bridge S.A. and the Company (the "Share Purchase Agreement"). In connection with the Acquisition, the Company intends to refinance approximately US$295,000,000 of its existing indebtedness (including its existing bank credit facility) and approximately US$50,000,000 of indebtedness associated with the Acquired Business.

       The Company has requested the Lenders to extend credit in the form of (a) Term Loans (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) in an aggregate principal amount not in excess of $250,000,000 and (b) Revolving Loans in an aggregate principal amount at any time outstanding not in excess of $500,000,000 minus the LC Exposure and the Swingline Exposure at such time. The Company has requested the Issuing Banks to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $40,000,000 to support payment obligations incurred for general corporate purposes of the Company and the Subsidiaries. The proceeds of the Loans will be used (i) to finance the Acquisition andto pay related fees and expenses, (ii) to refinance existing Indebtedness of the Company and the Acquired Company and (iii) in the case of Revolving Loans, for general corporate purposes. The Letters of Credit will be used for general corporate purposes.

       The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                ARTICLE I

                               Definitions
                               -----------

       SECTION 1.01. Defined Terms As used in this Agreement, the following terms have the meanings specified below:

       "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

       "Acquired Business" shall have the meaning specified in the preamble hereto.

       "Acquisition" shall have the meaning specified in the preamble hereto.


       "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%)equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

       "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

       "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

       "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. The status of any individual as an officer or director of any Person shall not, in and of itself, be deemed to make such individual an Affiliate of such Person.

       "Agent and Administrative Fees" shall have the meaning specified in
Section 2.12(d).

       "Agents" means the Administrative Agent, the London Agent and the Collateral Agent.

       "Aggregate Revolving Credit Exposure" means the aggregate amount of the Lenders' Revolving Credit Exposures.

       "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

       "Alternate Currency" means (a) Euro, (b) Sterling and (c) any other freely available currency (i) that is freely transferable and freely convertible into US Dollars and in which dealings in deposits are carried on in the London interbank market, (ii) that has been approved by the Administrative Agent in a notice delivered to the Company and (iii) in respect of which one or more Alternate Currency Supplements shall have been executed and delivered by one or more Borrowers, one or more Fronting Lenders and the Administrative Agent and shall be in effect.

        "Alternate Currency Commitment" means, with respect to each Fronting Lender and Alternate Currency Supplement, the commitment of such Fronting Lender to make Revolving Alternate Currency Loans under Section 2.01(c) and such Alternate Currency Supplement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Fronting Lender pursuant to Section 10.04.

       "Alternate Currency Exposure" means, with respect to any Revolving Lender at any time, the sum at such time, without duplication, of (a) such Revolving Lender's Applicable Percentage of the aggregate US Dollar Equivalents of the principal amounts of the outstanding Revolving Alternate Currency Loans (excluding any Revolving Alternate Currency Loans in respect of which such Revolving Lender has made, or is required to have made, payments to the applicable Fronting Lenders pursuant to Section 2.01(d)), and (b) the aggregate principal amount at such time of the Revolving Alternate Currency Loans that have been converted to Dollar obligations and in respect of which such Revolving Lender has made, or is required to have made, payments to the applicable Fronting Lenders as provided in Section 2.01(f).


       "Alternate Currency Fronting Fee" shall have the meaning specified inction 2.12(b)(ii).

       "Alternate Currency Participation Fee" shall have the meaning specified in Section 2.12(b)(i).

       "Alternate Currency Supplement" means an agreement in the form of Exhibit B hereto executed and delivered by one or more Borrowers, one or more Fronting Lenders and the Administrative Agent as provided in Section 2.01(e).

       "Applicable Agent" means (a) with respect to a Loan or Borrowing denominated in Dollars or a Letter of Credit, the Administrative Agent, (b) with respect to a Loan or Borrowing denominated in any Alternate Currency, the London Agent.

       "Applicable Percentage" means, with respect to any Revolving Credit Lender, the percentage of the Total Revolving Commitment represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

       "Applicable Rate" means, for any day, with respect to (a) any ABR Loan or Eurocurrency Loan or (b) the Commitment Fees, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio:

--------------------------------------------------------------------------------

                                ABR           Eurocurrency        Commitment Fee
  Leverage Ratio:             Spread             Spread                Rate
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Category 1
     >3.25                       0.50%         1.50%                   0.35%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Category 2
     >3.00 and <3.25             0.25%         1.25%                   0.30%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Category 3
     >2.75 and <3.00             0.125%        1.125%                  0.30%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Category 4
    >2.25 and <2.75              0.00%         1.00%                   0.25%

    Category 5
    <2.25                        0.00%         0.75%                   0.25%
--------------------------------------------------------------------------------


Except as set forth below, the Leverage Ratio used to determine the Applicable Rate during the period from and including any Financial Statement Delivery Date to but excluding the next Financial Statement Delivery Date shall be that in effect at the date of the balance sheet required to be delivered on such first Financial Statement Delivery Date under Section 5.01(a) or (b); provided that if any Financial Statement Delivery Date shall have occurred and the financial statements required to have been delivered under Section 5.01(a) or (b) by such date have not been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Category 1. Notwithstanding the foregoing, until the first Financial Statement Delivery Date after December 31, 1999, the Applicable Rate will for all purposes be determined by reference to Category 1 in the table above.

       "Arranger" means Chase Securities Inc. in its capacity as arranger of the credit facilities provided for herein.


       "Assignment   and   Acceptance"   means  an  Assignment   and  Acceptance
substantially in the form of Exhibit G or such other form as shall be approved by the Administrative Agent.

       "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

       "Borrower" means the Company or any Borrowing Subsidiary.

       "Borrowing" means (a) a group of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

       "Borrowing Minimum" means (a) in the case of a Borrowing denominated in US Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in any Alternate Currency, the smallest amount of such Alternate Currency that (i) is an integral multiple of 1,000,000 units (or in the case of Sterling, 500,000 units) of such Alternate Currency and (ii) has a US Dollar Equivalent in excess of $5,000,000.

       "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in any Alternate Currency, 1,000,000 units (or, in the case of Sterling, 500,000 units) of such Alternate Currency.

       "Borrowing Subsidiary" means, at any time, each Subsidiary that has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.21 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

       "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit A-1.

       "Borrowing   Subsidiary   Termination"   means  a  Borrowing   Subsidiary
Termination substantially in the form of Exhibit A-2.

       "Borrowing  Request"  means a request by a Borrower  in  accordance  with
Section 2.03 and in a form provided by the Administrative Agent.

       "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that (a)when used in connection with a Eurocurrency Loan denominated in Dollars, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market, (b) when used in connection with a Loan or Letter of Credit denominated in any Alternate Currency (other than Euro), the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the principal financial center of the country of such Alternate Currency, and (c) when used in connection with a Loan or Letter of Credit denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.

       "Calculation Date" means the last Business Day of each calendar month.

       "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

       "Change in Control" means (a) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Permitted

Shareholders, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company at a time when Permitted Shareholders together do not have the unrestricted power directly or indirectly to vote or direct the vote of shares representing more than 50% of such aggregate ordinary voting power; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of any "change in control" or similar event, however denominated, resulting in an obligation on the part of the Company or any Subsidiary to repay, redeem or repurchase, or to offer to repay, redeem or repurchase, Material Indebtedness.

       "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority if such request, guideline or directive is made or issued after the date of this Agreement and reflects a change after the date of this Agreement in the policies or practices to which such request, guideline or 333directive relates.

       "Chase" means The Chase Manhattan Bank and its successors.

       "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Alternate Currency Loans, Revolving Dollar Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Alternate Currency Commitment or Term
Commitment.

       "Closing Date" means the date of the initial Credit Event hereunder.

       "CMIL" means Chase Manhattan International Limited and its successors.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Collateral" means all the collateral subject to the Pledge Agreements or any of them.

       "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent for the Secured Parties under the Pledge Agreement.

       "Collateral Requirement" means, at any time, that (a) one or more Pledge Agreements (or supplements thereto) shall have been duly executed and delivered by each Borrower, each Domestic Subsidiary (other than (i) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (ii)so long as it does not own Specified Intercompany Indebtedness (as defined below) or Equity Interests in any Material Subsidiary, Wangner Systems Corporation) and each

Foreign Borrower or Foreign Parent (as such terms are defined below) existing at such time and directly owning any outstanding Equity Interests in any other Subsidiary (other than an Excluded Foreign Subsidiary) or any Indebtedness (other than Indebtedness arising under clause (c) or (d) of the definition of Indebtedness) of the Company or any Subsidiary in a principal amount greater than $1,000,000 ("Specified Intercompany Indebtedness"), and there shall have been duly and validly pledged to the Collateral Agent thereunder, for the ratable benefit of the Secured Parties, as security for all the Obligations, (i) all the outstanding Equity Interests in each Domestic Subsidiary owned directly by the Company or any Domestic Subsidiary party to the Pledge Agreement, (ii) 65% of the outstanding voting Equity Interests, and 100% of the outstanding non-voting Equity Interests (or, in each case, such lesser percentages as shall be owned by the Company and the Domestic Subsidiaries party to the Pledge Agreements) in each Foreign Subsidiary owned in whole or in part directly by the Company or any Domestic Subsidiary party to a Pledge Agreement (other than Equity Interests in any Excluded Foreign Subsidiary), (iii) in the case of any Foreign Subsidiary that is (A) a Borrower (a "Foreign Borrower"), (B) a direct or indirect parent corporation of a Foreign Borrower (a "Foreign Parent"), or
(C) a Subsidiary directly owned in whole or in part by a Foreign Borrower or a Foreign Parent, all the Equity Interests of such Foreign Subsidiary not pledged pursuant to clause (ii) above (it being understood that such Equity Interests referred to in this clause (iii) will secure only the Obligations of such Foreign Borrower), (iv) all Specified Intercompany Indebtedness that is owed to the Company or any Domestic Subsidiary party to the Pledge Agreement, and (v) in the case of any Foreign Borrower or Foreign Parent, all the Specified Intercompany Indebtedness that is owed to such Foreign Borrower or Foreign Parent and that is not pledged pursuant to clause (iv) above (it being understood that such Specified Intercompany Indebtedness referred to in this clause (v) will secure only the Obligations of such Foreign Borrower); and (b) any certificates, promissory notes or other instruments representing the Equity Interests and Specified Indebtedness (other than any Specified Intercompany Indebtedness that has existed for not more than five Business Days) pledged or subjected to a charge under the Pledge Agreements, accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent and all other steps required under applicable law or requested by the Collateral Agent to ensure that the Pledge Agreements create valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken; provided that if the perfection of a Lien on any Collateral consisting of Equity Interests in any Foreign Subsidiary shall, under the law of the jurisdiction of such Foreign Subsidiary, require any registration with or action on the part of any Governmental Authority, or any other action, and if the Company or the applicable Domestic Subsidiary shall be using commercially reasonable efforts to effect such registration or obtain or complete such action, the failure to have effected such registration or obtained or completed such action shall not, in and of itself, prevent the Collateral Requirement from being satisfied until (x) the later of (i) the 90th day after the date of the initial Credit Event hereunder and (ii) the 90th day after the acquisition of such Collateral by the Company or a Domestic Subsidiary or (y) if, in the judgment of the Administrative Agent, the Borrower is endeavoring in good faith to satisfy the Collateral Requirement, such later date as may be agreed to by the Administrative Agent.

       "Commitment" means a Revolving Commitment, Alternate Currency Commitment or Term Loan Commitment.

       "Commitment Fees" shall have the meaning specified in Section 2.12(a).

       "Company" shall have the meaning specified in the preamble hereto.

       "Company Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of February 29, 1996, as amended, among the Company, certain banks and Morgan Guaranty Trust Company of New York, as Agent.

       "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) Consolidated Interest Expense for such period, (b) income tax expense for such period, (c) depreciation, depletion and amortization for such period and (d) all non-cash charges (including any non-cash expenses relating to stock option exercises) during such period, and minus, without duplication, all non-cash gains and income during such period, all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP; provided that the following types of charges, expenditures and expenses, to the extent they would otherwise be deducted in determining Consolidated EBITDA under this definition, shall not reduce Consolidated EBITDA: (i) charges in connection with cost-cutting measures (including charges in connection with cost-cutting and restructuring announced by the Acquired Business), which charges are (x) certified to the Administrative Agent by a Financial Officer of the Company and
(y) approved by the Board of Directors of the Company and (ii) capitalized or deferred expenditures and expenses (including financing costs) in connection with the Acquisition.

       "Consolidated Interest Expense" means, for any period, the gross interest expense, whether expensed or capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Company and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received by the Company or its Subsidiaries under interest rate protection agreements, the effect of which is required to be reflected in the Company's income statement under "Interest Expense".

       "Consolidated Net Income" means, for any period, net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

       "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared on such date.

       "Consolidated Tangible Net Worth" means at any date the consolidated common shareholders' equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated common shareholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1999 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries, in each case to the extent that the carrying value of such investment on any Company's books exceeds its historical cost and (iii) all unamortized debt discount and expense, unamortized deferred charges (but only to the extent that the aggregate amount thereof exceeds $15,000,000), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

       "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

       "Credit Event" means any borrowing or the issuance of any Letter of Credit.

       "Credit Facility" means a Class of Commitments and the extensions of credit thereunder.

       "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

       "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

       "Domestic   Subsidiary"  means  a  Subsidiary  that  is  incorporated  or organized in the United States of America or any state or other political subdivision, territory or possession thereof.

       "Effective  Date"  means the date on which the  conditions  specified  in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

       "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

       "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

       "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

       "Equity Interests" means any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights to acquire any such equity ownership interests.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

       "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan
(other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Euro" or "E" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Cash Flow" means, for any period, the sum (without duplication) of:

                  (a) Consolidated Net Income for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such period; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period (to the extent necessary to avoid duplication, excluding the amount of any such decrease attributable to
         (A) a Prepayment Event described in clause (a) of the definition of "Prepayment Event" or (B) a non-cash charge or loss) plus (ii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

                  (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period (excluding the amount of any such increase attributable to (A) a Prepayment Event described in clause (a) of the definition of "Prepayment Event" or (B) a non-cash gain); minus

                  (e) Capital Expenditures for such period; minus

                  (f) the aggregate principal amount of mandatory payments or prepayments of Indebtedness by the Company and its consolidated Subsidiaries during such period, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d) and (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made.


                  "Exchange Rate" means, on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into US Dollars (or, for purposes of Section 2.01(d)or any other provision of this Agreement requiring or permitting the conversion of Revolving Alternate Currency Loans to Revolving Dollar Loans, the rate at which Dollars may be exchanged into such Alternate Currency), as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Alternate Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars (or such Alternate Currency, as the case may be) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the
Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

                  "Excluded Divestitures" means (a) for the two-year period commencing on the date hereof, sales of assets by the Company or any Subsidiary for cash Net Proceeds in an aggregate amount not exceeding $50,000,000 or (b) at any time thereafter, when the Leverage Ratio is less than 2.50:1.00, any sale of assets for cash by the Company or any Subsidiary.

                  "Excluded   Foreign   Subsidiaries"   means   each  of  Albany
International (China) Co. Ltd, a Chinese Subsidiary, Albany Wallbergs AB, a Swedish Subsidiary, Nordiska Industrie Produkte AG, a Swiss Subsidiary, Albany International Feltros e Telas Industriais Ltda., a Brazilian Subsidiary, and Geschmay Asia Private Limited, a Subsidiary organized under the laws of Singapore.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) doing business, income or franchise taxes imposed on (or measured by) such recipient's net income, capital or any similar alternate basis by the United States of America (or any state or municipality thereof), or by any Governmental Authority as a result of a present or former connection between the recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.20(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender (i) to the extent such tax is in effect and would apply as of the date such Foreign Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Foreign Lender and is in effect and would apply at the time such lending office is designated (other than (A) any withholding tax imposed on a payment from a Payment Location outside the United States or the United Kingdom, and (B) any withholding tax imposed on any payment by a Borrower to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to any withholding tax pursuant to Section 2.18(a)), or (ii) that is attributable to such Foreign Lender's failure to comply with Section 2.18(e).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fees" means the Commitment Fees, the Alternate Currency Participation Fees, the LC Participation Fees, the Alternate Currency Fronting Fees, the LC Fronting Fees, the Issuing Bank Fees, the Agent and Administrative Fees and any other fees contemplated herein.


                 "Financial   Officer"  means,  as  to  any  Person,  the  chief
financial officer, principal accounting officer, treasurer or controller of such Person.

                  "Financial Statement Delivery Date" means the 90th day following the end of each fiscal year of the Company and the 45th day following the end of each of the first three fiscal quarters in each fiscal year of the Company.

                  "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary other than a Domestic Subsidiary.

                  "Fronting Lender" means, as to any Alternate Currency Supplement, each Revolving Lender that has executed and delivered such Alternate Currency Supplement as a Fronting Lender. Any Fronting Lender may, in its discretion, arrange for one or more Revolving Alternate Currency Loans to be made by Affiliates of such Fronting Lender, in which case the term "Fronting Lender" shall include any such Affiliate with respect to Revolving Alternate Currency Loans made by it.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Granting Lender" has the meaning specified in Section 10.04
(c).

                  "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Requirement" means, at any time, that (a) the Subsidiary Guarantee Agreement (or a supplement thereto) shall have been executed by (i) each Domestic Subsidiary (other than any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary) existing at such time and (ii) each Foreign Subsidiary that is a direct or indirect parent corporation of a Borrower (it being understood that each such Foreign Subsidiary will guarantee only the Obligations of such Borrower), shall have been delivered to the Collateral Agent and shall be in full force and effect and (b) the Indemnity, Subrogation and Contribution Agreement (or a supplement thereto) shall have been executed by the Company and each Domestic Subsidiary party to the Subsidiary Guarantee Agreement or any Pledge Agreement, shall have been delivered to the Collateral Agent and shall be in full force and effect.


                  "Guarantor" means the Company or any Subsidiary Guarantor.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Immaterial Subsidiary" means any Subsidiary (other than any Borrower, any Guarantor or any Subsidiary that directly or indirectly owns capital stock of any Borrower or Guarantor) with respect to which both

                  (a) the sum of (i) the consolidated book value of the assets of such Subsidiary and (ii) the aggregate consolidated book value of the assets of each other Subsidiary that has a lower consolidated book value than the assets of the Subsidiary specified in clause (i) is less than 3% of the aggregate consolidated book value of the total assets of the Company and all the Subsidiaries, in each case determined as of the last day of the most recently ended fiscal year for which financial statements are available, and

                  (b) the sum of (i) such Subsidiary's consolidated net income and (ii) the aggregate consolidated net income of each other Subsidiary that has a lower consolidated net income than that of the Subsidiary specified in clause (i) is less than 3% of Consolidated Net Income, in each case for the most recently ended fiscal year for which financial statements are available.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and obligations under Hedging Agreements, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

                  "Indemnitee" shall have the meaning specified in Section 10.03
(b).

                  "Indemnity, Subrogation and Contribution Agreement" means an Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit F hereto.

                  "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means The Chase Manhattan Bank and up to four other Lenders that may become Issuing Banks hereunder from time to time by entering into Issuing Bank Agreements with the Company, each in its capacity as an issuer of Letters of Credit hereunder, and the successors of any such person in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by it.

                  "Issuing Bank Agreement" means an Issuing Bank Agreement between an Issuing Bank and the Company substantially in the form of Exhibit C.

                  "Issuing Bank Fee" shall have the meaning specified in Section 2.12(c)(ii).

                  "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender's Applicable Percentage of the aggregate LC Exposure.

                  "LC Participation Fee" shall have the meaning specified in
Section 2.12(c)(i).

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued under
Section 2.05.

                  "Leverage Ratio" means, on any date, the ratio of (i) Total Debt at such date to (ii) Consolidated EBITDA for the period of four fiscal quarters of the Company ended on or most recently prior to such date (and solely for purposes of this definition, if any Person (including the Acquired Business) shall have been acquired by the Company or its consolidated Subsidiaries or if the Company shall have merged with any Person during such period, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition or merger had occurred at the beginning of such period).

                  "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement
Rates for deposits in the currency of such Borrowing (as reflected on the applicable Dow Jones Market screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBO Rate" shall be the interest rate per annum determined by the Applicable Agent to be the average of the rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by Chase at approximately 11:00 a.m., London time, on the date two Business Days prior to the beginning of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Alternate Currency Supplement, the promissory notes, if any, executed and delivered pursuant to 2.09(e), the Subsidiary Guarantee Agreement, the Pledge Agreements, the Indemnity, Subrogation and Contribution Agreement and the Letters of Credit.

                  "Loan Parties" means the Borrowers, the Guarantors and the Pledgors; provided that, solely for purposes of Section 6.07, the Loan Parties shall not include any Subsidiary that is excluded from the definition of "Pledgor" or "Subsidiary Guarantor" pursuant to the proviso contained in either such definition.

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "Local Rate" when used in reference to any Alternate Currency Revolving Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a local base rate set forth in the Alternate Currency Supplement applicable thereto.

                  "Local Time" means (a) with respect to any Loan or Borrowing denominated in Dollars or any Letter of Credit, New York City time, and (b) with respect to any Loan or Borrowing denominated in any Alternate Currency, London time or, in the case of a Loan or Borrowing denominated in any particular
Alternate Currency, such other time as may be specified in the applicable Alternate Currency Supplement.

                  "London Agent" means Chase Manhattan International Limited.

                  "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

                  "Material  Adverse Effect" means a material  adverse effect on
(a) the business, operations, property, condition, financial or otherwise, or prospects of the Company and the Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

                  "Material Indebtedness" means Indebtedness (other than the Obligations), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging Agreement) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Material Subsidiary" means each Subsidiary that is not an Immaterial Subsidiary.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company).

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Company and its Consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Company and its Consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or a negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Non-Voting Equity Interests" means Equity Interests that are not Voting Equity Interests.

                  "Obligations" means (a) the Borrowers' obligations in respect of the due and punctual payment of (i) the principal of and interest on the Loans and LC Disbursements when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all Fees, expenses, indemnities, expense reimbursement obligations and other obligations, monetary or otherwise, of the Borrowers under this Agreement or any other Loan Document and (b) all obligations, monetary or otherwise, of each other Loan Party under each Loan Document to which it is a party.

                  "Other Taxes" means any and all present or future stamp, recording, transfer, sales, documentary, excise, property or similar taxes, charges or levies (and any interest, penalties or additions relating thereto) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Participant" shall have the meaning specified in Section 10.04(f).

                  "Payment Location" means an office, branch or other place of business of a Borrower from which any payment due hereunder shall be made.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (d) above;

provided that, in the case of any investment by a Foreign Subsidiary, "Permitted Investments" shall also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (d) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

                  "Permitted Shareholders" means (a) J. Spencer Standish, (b) any of J. Spencer Standish's descendants or legatees, (c) any executor, personal representative or spouse of J. Spencer Standish or any of his descendants, (d) any corporation, trust or other entity holding voting stock of the Company as to which one or more of the Persons identified in the foregoing clauses (a) through
(c) have Control, (e) any trust as to which Persons so identified in clauses (a) through (c) above hold at least 85% of the beneficial interest in the income and principal of the trust disregarding the interests of the contingent remaindermen and (f) any Employee Stock Ownership Plan for the benefit of employees of the Company.

                  "Person"  means  any  natural  person,  corporation,   limited
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements" means (a) a Pledge Agreement substantially in the form of Exhibit E hereto and (b) in connection with pledges of shares of or other equity interests in Foreign Subsidiaries, other pledge agreements or similar agreements in form and substance satisfactory to the Administrative Agent.

                  "Pledgors" means the Company and each Subsidiary that is or is required to be a party to a Pledge Agreement as a Pledgor, and the permitted successors and assigns of each such Person; provided that, solely for purposes of Sections 6.01, 6.03 and 6.07, any Subsidiary that has not pledged the equity Interests held by it to secure the Obligations of the Company hereunder will not be deemed to be a Pledgor.

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition of any property or asset of the Company or any Subsidiary, other than (i) Excluded Divestitures, (ii) sale and leaseback transactions permitted by Section 6.06(a) or (c), and (iii) dispositions permitted by clauses (c), (d) or
         (e) of Section 6.03; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset (and are not required to be paid under one or more contracts for such repair, restoration or replacement that have been entered into) within 180 days after such event; provided, that the Company or any Subsidiary may exclude from the operation of this clause (b) any damage to or taking of property or assets that, if they had been sold at the time of such damage or taking, would have constituted Excluded Divestitures (and the Net Proceeds of any property or assets excluded under such subclause by reason of subclause (i) of clause (a) above will be applied against the amount set forth in clause (a) of the definition of Excluded Divestitures); or

                  (c) the incurrence by the Company or any Guarantor of any Indebtedness for borrowed money other than (i) the Obligations, (ii) purchase money Indebtedness (including Capital Lease Obligations),
         (iii) Indebtedness owed to the Company or any Subsidiary, (iv) Indebtedness (including Capital Lease Obligations) incurred to finance Capital Expenditures, and (v) other Indebtedness in an aggregate amount not to exceed $50,000,000.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Proposed  Acquisition" means the acquisition of a corporation heretofore identified to the Lenders (the "Acquired Entity") by means of the following transactions: (a) a wholly owned German Subsidiary ("German Sub"), using proceeds of capital contributions and/or loans from its parent corporations or other Affiliates, acquires the share participations in
Wurttenbergische Fitztuchfabrik D. Geschmay GmbH. and, through a Subsidiary wholly owned by it ("German Sub 2"), acquires certain Foreign Subsidiaries owned directly or indirectly by the Company and included in the Acquired Business, (b) German Sub, using proceeds of capital contributions and/or loans from its parent corporations, purchases for cash in an amount permitted under Section 6.07 the share participations of any shareholders of the Acquired Entity who desire to receive cash for their share participations, or assets of the Acquired Entity,
(c) German Sub acquires substantially all the remaining share participations of the Acquired Entity from the holders of such participations in exchange for Equity Interests representing less than 50% of the equity of German Sub, (d) after an interim period to be determined (estimated to be between three and five years), (i) the Company acquires the Foreign Subsidiaries owned by German Sub 2 in exchange for shares of common stock of the Company (or, in the alternative, German Sub or German Sub 2 borrows under this Agreement or, to the extent permitted by Section 6.01, from one or more third parties, and uses the proceeds of such borrowings to acquire from the Company shares of its common stock), and
(ii) German Sub is split and the former holders of share participations in the Acquired Entity receive shares of German Sub 2 (and no other consideration) in exchange for their Equity Interests in German Sub (and at the time of the split, the assets of German Sub 2 consist solely of shares of common stock of the Company).

                  "Quotation Day" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

                  "Receivables" means all accounts, contract rights, chattel paper, instruments, general intangibles and other assets arising out of or in connection with the sale or lease of goods or the rendering of services.

                  "Refinancings" means the repayment with proceeds of Loans made hereunder of the Indebtedness of the Company and the Acquired Business listed on
Schedule 1.01.

                  "Register" has the meaning set forth in Section 10.04.

                  "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "Reset Date" shall have the meaning specified in Section 1.05.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests; provided that none of (a) any dividend or distribution consisting solely of common stock of the Company, (b) the payment of cash in lieu of fractional shares in connection with any such common stock dividend or distribution or (c) the acceptance of shares of common stock of the Company in payment of the exercise price of any option to acquire any such shares of common stock of the Company shall constitute a Restricted Payment.

                  "Revolving Alternate Currency Borrowing" means a Borrowing comprised of Revolving Alternate Currency Loans.

                  "Revolving Alternate Currency Loan" means a Loan made pursuant to Section 2.01(c) that is denominated in an Alternate Currency. Each Revolving Alternate Currency Loan shall be a Eurocurrency Loan.

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Borrowing" means a Borrowing comprised of Revolving Loans.

                  "Revolving Commitment" means, with respect to any Lender at any time, the commitment, if any, of such Lender to make Revolving Dollar Loans pursuant hereto and to acquire participations in Revolving Alternate Currency Loans, Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to Section 10.04. The initial amount of each Lender's Revolving Commitment is set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $500,000,000.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the aggregate principal amount at such time of all outstanding Revolving Dollar Loans of such Lender, (b) such Lender's Alternate Currency Exposure, (c) such Lender's LC Exposure and (d) such Lender's Swingline Exposure.

                  "Revolving Credit Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

                  "Revolving Dollar Borrowing" mean a Borrowing comprised of Revolving Dollar Loans.

                  "Revolving Dollar Loan" means a Loan made pursuant to Section 2.01(b) that is denominated in US Dollars.

                  "Revolving Loans" means Revolving Dollar Loans and Revolving Alternate Currency Loans.

                  "Revolving Maturity Date" means the fifth anniversary of the Closing Date.

                  "S&P" means Standard & Poor's.

                  "Secured Parties" shall have the meaning assigned to such term in the Pledge Agreements.

                  "Share Purchase Agreement" shall have the meaning specified in the heading of this Agreement.

                  "SPC" has the meaning specified in Section 10.04(c).

                  "Specified Intercompany Indebtedness" shall have the meaning specified in the definition of Collateral Requirement in this Section 1.01.

                  "Statutory Reserve Rate" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or in which any subject Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D (and for purposes of Regulation D, Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities). Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Sterling" or "," means the lawful money of the United Kingdom.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For purposes of the certificate delivered pursuant to Section 4.01(c) and for purposes of Section 4.02(a), references, to "subsidiaries" herein shall be deemed, on the Effective Date and on the date of any subsequent borrowing to finance the acquisition of any Person, to include any Person to be acquired on such date as part of the Acquisition or otherwise.

                  "Subsidiary" means any subsidiary of the Company.

                  "Subsidiary Guarantee Agreement" means a Guarantee Agreement substantially in the form of Exhibit D hereto.

                  "Subsidiary Guarantor" means each Subsidiary that is or is required to be a party to the Subsidiary Guarantee Agreement, and the permitted successors and assigns of each such Person; provided that, solely for purposes of Sections 6.01, 6.03 and 6.07, any Subsidiary that has not guaranteed the Obligations of the Company hereunder will not be deemed to be a Subsidiary Guarantor.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be such Lender's Applicable Percentage of the aggregate Swingline Exposure.

                  "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Borrowing" means a Borrowing comprised of Term Loans.

                  "Term Commitments" means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $250,000,000.

                  "Term Lender" means a Lender with a Term Commitment.

                  "Term Loan Availability Period" means the period commencing on the Effective Date and ending on October 31, 1999.

                  "Term Loan" means a Loan made pursuant to Section 2.01(a).

                  "Term Maturity Date" means the fifth anniversary of the Closing Date.

                  "Total Debt" means, at any time, the sum of all Indebtedness that is or should be reflected as a liability on a consolidated balance sheet of the Company and the Subsidiaries in accordance with GAAP.

                  "Total Revolving Commitment" means, at any time, the aggregate amount of the Revolving Commitments in effect at such time. The initial amount of the Total Revolving Commitment is $500,000,000.

                  "Transactions" means (a) means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof, the issuance and use of Letters of Credit and the creation and perfection of the Liens purported to be created by the Pledge Agreements, (b) the Acquisition and (c) the Refinancings.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "US Dollars" or "$" means the lawful currency of the United States of America.

                  "US Dollar Equivalent" means (a) as to any amount denominated in US Dollars, the principal amount thereof, and (b) as to any amount denominated in an Alternate Currency, the US Dollar equivalent of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternate Currency at the time in effect.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a
"Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and pluralforms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise indicated, any reference to a dollar amount in
Article VI or VII of this Agreement (or in any definition of a term used in either such Article) shall be deemed to be a reference to that dollar amount or the equivalent thereof in one or more other currencies.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Exchange Rates. (a) Not later than 1:00 p.m., London time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Alternate Currency in which any Loan or Loans shall be outstanding and (ii) give notice thereof to the Revolving Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 2.01(d), 10.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Alternate Currencies.

                  (b) Not later than 5:00 p.m., London time, on each Reset Date and each date on which a Credit Event shall occur, the Administrative Agent shall (i) determine the aggregate US Dollar Equivalent of the principal amounts of the Loans then outstanding that are denominated in Alternate Currencies (after giving effect to any Loans made or repaid on such date) and (ii) notify the Company of the Aggregate Revolving Credit Exposure of the Lenders.

                  SECTION 1.06.  Redenomination  of Certain Foreign  Currencies.
(a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

                  (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Company for any amount due under this Agreement and (ii) without increasing any Revolving Commitment of any Revolving Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such reasonably comparable and convenient amounts (or integral multiples thereof) in the Euro as the Administrative Agent may specify.

                  (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in one or more written notices delivered to the Company to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.


                                                ARTICLE II

                                                The Credits

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Term Lender agrees, severally and not jointly, to make Term Loans to the Company on a single date during the Term Loan Availability Period, in US Dollars, in an aggregate principal amount that does not exceed such Lender's Term Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

                 (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Dollar Loans to any Borrower, at any time and from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding its Revolving Commitment or (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Commitment. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Revolving Dollar Loans, subject to the terms, conditions and limitations set forth herein.

                  (c) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Fronting Lender that is party to any Alternate Currency Supplement agrees, severally and not jointly, to make Revolving Alternate Currency Loans to any Borrower that is a designated Borrower under such Alternate Currency Supplement in any Alternate Currency available under such Alternate Currency Supplement at any time and from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) any Lender's Revolving Credit Exposure exceeding its Revolving Commitment, (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Commitment, or (iii) the aggregate principal amount of the Revolving Alternate Currency Loans made by such Fronting Lender pursuant to such Alternate Currency Supplement exceeding such Fronting Lender's Alternate Currency Commitment (or any subcommitment of such Lender applicable to such Alternate Currency) under such Alternate Currency Supplement; provided that a Fronting Lender shall not be required to, and shall not, make any Revolving Alternate Currency Loan if the Required Lenders shall have delivered to such Fronting Lender, not later than two Business Days prior to the date on which any such Revolving Alternate Currency Loan shall have been scheduled to be made, a notice stating that a Default has occurred and is continuing and directing such Fronting Lender not to make Revolving Alternate Currency Loans.

                  (d) In the event that any Revolving Alternate Currency Borrowing shall be outstanding and (i) the principal of or interest on such Borrowing shall not be paid within three Business Days after the date on which it is due and one or more Fronting Lenders holding a majority in interest of the outstanding Revolving Alternate Currency Loans included in such Revolving Alternate Currency Borrowing shall deliver to the Administrative Agent and the Company a request that the provisions of this paragraph take effect with respect to such Borrowing or (ii) the Revolving Commitments shall be terminated or the Loans accelerated pursuant to Article VII, then (A) the Loans included in such Revolving Alternate Currency Borrowing and the interest accrued thereon shall without further action be converted into obligations denominated in Dollars at the applicable Exchange Rate on the date of such conversion, as determined by the Administrative Agent and set forth in a notice delivered to the Company and each Revolving Lender, (B) each Revolving Lender shall acquire at face value a participation in the Loans included in such Revolving Alternate Currency Borrowing and the interest accrued thereon equal to its Applicable Percentage of such obligations, and shall pay the purchase price for such participation by wire transfer of immediately available funds in Dollars to the Administrative Agent in the manner provided in Section 2.06 (and the Administrative Agent shall promptly wire the amounts so received to the applicable Fronting Lenders ratably in accordance with their respective Revolving Alternate Currency Loans included in such Revolving Alternate Currency Borrowing) and (C) such Loans converted in accordance with clause (A) above shall at all times thereafter, until repaid in accordance with the terms hereof, bear interest at the rate applicable to overdue ABR Borrowings under Section 2.13(c), and the principal of and interest on such converted Loans will be payable at the applicable times and places for overdue ABR Borrowings. The obligations of the Revolving Lenders to acquire and pay for participations in Revolving Alternate Currency Loans pursuant to this paragraph shall be absolute and unconditional under any and all circumstances.

                  (e) One or more Borrowers, the Administrative Agent and one or more Revolving Lenders may from time to time enter into one or more Alternate Currency Supplements pursuant to which such Revolving Lenders may agree to serve as Fronting Lenders in respect of one or more Alternate Currencies. Any such Alternate Currency Supplement shall set forth the Alternate Currency or Currencies in which Revolving Borrowings may be made under such Supplement, the Alternate Currency Commitment of each Fronting Lender party thereto (and, if such Alternate Currency Supplement provides for Borrowings in more than one Alternate Currency, any limits on the amounts that may be borrowed in particular Alternate Currencies covered thereby), the Borrowers that may borrow under such Alternate Currency Supplement, any special provisions for the times and places at which or the Persons to which Borrowing Requests are to be delivered, proceeds of Borrowings are to be disbursed or payments in respect of Borrowings are to be made or for the rates at which interest is to accrue on Borrowings or the compensation to be payable to Fronting Lenders and any other special provisions to be applicable to Borrowings under such Alternate Currency Supplement. Any special provisions referred to in the preceding sentence that shall be included in any Alternate Currency Supplement shall be applicable to all Borrowings under such Alternate Currency Supplement, notwithstanding any other provision of this Article II to the contrary (and in the absence of any such special provisions, the applicable provisions set forth in this Article II shall control). Each Alternate Currency Supplement shall be referred to in all notices hereunder by number, with the first Alternate Currency Supplement entered into hereunder being referred to as "Alternate Currency Supplement No. 1" and successive Supplements being referred to by the succeeding integers in the order in which they are entered into. Multiple Alternate Currency Supplements providing for different funding, pricing or other arrangements may be entered into in respect of a single Alternate Currency.

                  SECTION 2.02. Loans and Borrowings. (a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Commitments. Each Revolving Dollar Loan shall be made as part of a Borrowing consisting of Revolving Dollar Loans made by the Revolving Credit Lenders ratably in accordance with their respective Revolving Commitments. Each Revolving Alternate Currency Loan shall be made as part of a Borrowing consisting of Revolving Alternate Currency Loans made to a single Borrower pursuant to the same Alternate Currency Supplement, denominated in the same Alternate
Currency and made by the applicable Fronting Lenders ratably in accordance with their respective applicable Alternate Currency Commitments under such Alternate Currency Supplement. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, (i) each Borrowing (other than a Swingline Loan) denominated in US Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith and (ii) each Borrowing denominated in an Alternate Currency shall be comprised entirely of Eurocurrency Loans (or Local Rate Loans, if specified in the applicable Alternate Currency Supplement). Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan or Local Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Borrowing (other than a Swingline Loan), such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Maturity Date, as applicable

                  SECTION 2.03. Requests for Borrowings. (a) To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Applicable Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Local Rate Borrowing, not later than the time specified in the applicable Alternate Currency Supplement and
(iii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and, in the case of a telephonic Borrowing Request, shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (A) the Borrower requesting such Borrowing and, if applicable, the Alternate Currency Supplement under which such Borrowing is to be made;

                  (B) the Class and Type of such Borrowing;

                  (C) the currency of such Borrowing;

                  (D) the amount of such Borrowing;

                  (E) the date of such Borrowing, which shall be a Business Day;

                  (F) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                  (G) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.06(a); and

                  (H) in the case of a Borrowing in an Alternate Currency, the location from which payments of the principal of and interest on such Borrowing will be made.

If no election as to the currency of the Borrowing is specified, then the requested Borrowing shall be denominated in US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in US Dollars or a Eurocurrency Borrowing if denominated in an Alternate Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the requesting Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in US Dollars to the Company from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the

Aggregate Revolving Credit Exposure exceeding the Total Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.


                  (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received by it. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The  Swingline  Lender may by written  notice given to the
Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby unconditionally and irrevocably agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be
affected  by  any   circumstance   whatsoever,   including  the  occurrence  and
continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loans acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loans shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other parties on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the

Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit, denominated in US Dollars, for its own account or the account of any Subsidiary (provided that the Company shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any Subsidiary), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000, (ii) no Lender's Revolving Credit Exposure shall exceed its Revolving Commitment, and (iii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Commitment.

                  (c) Expiration Date. Each Letter of Credit will expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing

Bank and not reimbursed by the Borrower on the date due as provided in paragraph
(e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the applicable LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a

Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Company's obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by (i) any Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or
(ii) any Issuing Bank's breach of its obligation to issue a Letter of Credit pursuant to this Section 2.05. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender pro rata to the extent of such payment.

                  (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day on which the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations, and the Company hereby creates in favor of the Collateral Agent a security interest in each such deposit to secure such Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose for Loans of such Class and currency by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained by the Applicable Agent (i) in New York City, in the case of Loans denominated in US Dollars, or (ii) in London (or such other place as may be specified in an applicable Alternate Currency Supplement), in the case of Alternate Currency Loans; provided that Revolving Loans and Swingline Loans made to finance the reimbursement of an LC
Disbursement shall be remitted by the Administrative Agent to the applicable Issuing Bank. If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Applicable Agent shall return the amounts so received to the respective Lenders.

                  (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, a rate determined by the Applicable Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (ii) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement and, in the case of any Alternate Currency Revolving Borrowing, the applicable Alternate Currency Supplement. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
Notwithstanding the foregoing, a Borrower may not (A) elect to convert the currency in which any Loans are denominated, (B) elect to convert Alternate Currency Loans to ABR Loans, (C) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d), (D) elect to convert any Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.02(c), (E) elect an Interest Period for Eurocurrency Loans unless the aggregate outstanding principal amount of Eurocurrency Loans (including any Eurocurrency Loans made to the same Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in
Section 2.02(c) or (F) elect to convert or continue any Swingline Loan.

                  (b) To make an election pursuant to this Section, a Borrower shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (g) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a Local Rate Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If by any such Interest Election Request the Borrower requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d)  Promptly   following  receipt  of  an  Interest  Election
Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the applicable Borrower fails to deliver a timely Interest Election Request to the Administrative Agent electing to convert or continue the Loans included in any Borrowing as provided in this Section and has not theretofore delivered a notice of prepayment relating to such Loans, then such Borrower shall be deemed to have given the Applicable Agent, at the time by which such an Interest Election Request would have been required to be submitted, an Interest Election Request electing (i) in the case of Loans denominated in US Dollars, to convert such Loans to (or continue such Loans as) ABR Loans, and (ii) in the case of Eurocurrency Loans denominated in any Alternate Currency, to continue such Loans as Eurocurrency Loans for an additional Interest Period of one month's duration, in each case with an Interest Period commencing on the last day of the then current Interest Period.

                  (f) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders (or, for purposes of clause (iii) below, Lenders holding a majority in interest of the Revolving Alternate Currency Loans) shall so notify the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Revolving Borrowing denominated in an Alternate Currency shall become due and payable on the last day of the Interest Period applicable thereto. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

                  (g) A Borrowing of any Class may not be converted to or continued as a Eurocurrency Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurocurrency Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

                  SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) the Revolving
Commitments and the Alternate Currency Commitments shall terminate on the Revolving Maturity Date. Notwithstanding the foregoing, the

Commitments shall terminate at 5:00 p.m., New York City time, on October 31, 1999, if the initial Credit Event hereunder shall not have occurred by such time.

                  (b) The Company may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each such reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment.

                  (c) Each reduction in the Term Commitments hereunder shall be made ratably among the Term Lenders in accordance with their applicable respective Term Commitments. Each reduction in the Revolving Commitments or in the Alternate Currency Commitments under any Alternate Currency Supplement shall be made ratably among the Revolving Credit Lenders or the Fronting Lenders party to such Alternate Currency Supplement, as the case may be, in accordance with their respective Revolving Commitments or Alternate Currency Commitments under such Alternate Currency Supplement, as applicable.

                  (d) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments or Alternate Currency Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent.

                 SECTION 2.09. Repayment of Loans; Evidence of Debt (a) Each Borrower hereby unconditionally promises to pay to the Applicable Agentfor the accounts of the applicable Revolving Lenders or Fronting Lenders, as the case may be, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date (or, in the case of a Revolving Alternate Currency Borrowing, such earlier date as may be specified in the applicable Alternate Currency Supplement). The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10. The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Borrower on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th day or the last day of a calendar month and that is at least two Business Days after the day on which such Swingline Loan shall have been made; provided that on each date on which a Revolving Dollar Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type (and, in the case of a Revolving Alternate Currency Loan, the currency) thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent or the London Agent hereunder for the account of the Lenders and each Lender's share thereof. The information contained in such accounts will be made available to the Company at reasonable times and upon reasonable request.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Company and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                 SECTION 2.10. Amortization of Term Loans. (a) The Term Borrowings will become due and payable on each date set forth below in the aggregate principal amount set forth opposite such date:

                  Date                                        Amount

         September 30, 2001                               $40,000,000
         September 30, 2002                               $60,000,000
         September 30, 2003                               $70,000,000
         Term Maturity Date                               $80,000,000



                  (b) To the extent not previously paid, all Term Borrowings shall be due and payable on the Term Maturity Date.

                  (c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably in accordance with the respective amounts of such scheduled repayments.

                  SECTION 2.11. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to Section 2.17 but otherwise without premium or penalty, subject to the requirements of this Section.

                  (b) If, on the last day of any Interest Period for any Eurocurrency Revolving Borrowing, or on any Interest Payment Date for any ABR Revolving Borrowing or any Borrowing under an Alternate Currency Supplement bearing interest at a Local Rate (i) the Revolving Credit Exposure of any Lender exceeds its Revolving Commitment or (ii) the Aggregate Revolving Credit Exposure exceeds the Total Revolving Commitment, the Borrower shall, on such day, prepay the Revolving Loans comprising such Borrowing in an amount equal to the lesser of (i) the amount necessary to eliminate such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the Aggregate Revolving Credit Exposure exceeds 105% of the Total Revolving Commitment, then the Borrower shall, within three Business Days, prepay one or more Revolving Borrowings or Swingline Borrowings in an aggregate principal amount equal to the excess, if any, of the Aggregate Revolving Credit Exposure (as of such Reset Date) over the Total Revolving Commitment.

                  (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Company shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings, if any shall remain outstanding, in an aggregate amount equal to (i) in the case of Net Proceeds received in respect of any Prepayment Event of the type specified in clause (a) or (b) of the definition of "Prepayment Event", 75% of such Net Proceeds and (ii) in the case of Net Proceeds received in respect of any Prepayment Event of the type specified in clause (c)of the definition of Prepayment Event, 50% of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term "Prepayment Event", if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets to be used in the Business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such net proceeds specified in such certificate, if applicable) except to the extent of any Net Proceeds therefrom that have no been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

                  (d) Not later than 90 days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2000, the Company shall calculate Excess Cash Flow for such fiscal year and shall apply 50% of such Excess Cash Flow for such fiscal year to prepay Term Borrowings.

                  (e) On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.08, the Borrowers shall pay or prepay so much of the Revolving Borrowings as shall be necessary in order that the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Commitment after giving effect to such termination or reduction.

                  (f) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section; provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class.

                  (g) The Company shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of a prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and shall set forth in reasonable detail the calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Applicable Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.13. Prepayments shall be subject to Section 2.17, but otherwise without premium or penalty.

                  SECTION 2.12. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee (a "Commitment Fee"), which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Revolving Credit Lender, in each case during the period from and including August 19, 1999 to but excluding the date on which such Revolving Commitment expires or is terminated. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which the Revolving Commitments expire or are terminated. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Company agrees to pay (or to cause the applicable Borrowing Subsidiary to pay) (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (an "Alternate Currency Participation Fee") with respect to its obligation under Section 2.01(d) to acquire participations in Revolving Alternate Currency Loans, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Revolving Lender's Alternate Currency Exposure (excluding any portion thereof attributable to

Revolving Alternate Currency Loans that have been converted to Dollar obligations and in respect of which such Lender has made, or is required to have made, payments to the applicable Fronting Lenders, all as provided in Section 2.01(e)) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any Alternate Currency Exposure, and (ii) to each Fronting Lender a fronting fee (an "Alternate Currency Fronting Fee"), which shall accrue at the rate of .125% per annum on the daily aggregate amount of the Dollar Equivalents of such Fronting Lender's Revolving Alternate Currency Loans during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which there cease to be any Revolving Alternate Currency Loans outstanding. Alternate Currency Participation Fees and Alternate Currency Fronting Fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such Fees shall be payable on the date on which the Revolving Commitments terminate and any such Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All Alternate Currency Participation Fees and Alternate Currency Fronting Fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee (an "LC Participation Fee") with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used in determining the interest on Eurocurrency Revolving Loans, on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC
Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to each Issuing Bank, a fronting fee (an "LC Fronting Fee"), which shall accrue at the rate of .125% per annum on the average daily undrawn amount of the outstanding Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which the last of such Letters of Credit expires, terminates or is drawn in full, as well as each Issuing Bank's standard fees ("Issuing Bank Fees") with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. LC Participation Fees and LC Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such Fees shall be payable on the date on which the Revolving Commitments terminate and any such Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other Fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All LC Participation Fees and LC Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (d) The Company agrees to pay to the Administrative Agent, for its own account, fees ("Agent and Administrative Fees") in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

                  (e) The Company agrees to pay, through the Administrative Agent, up front fees in the amounts heretofore communicated to the Lenders by the Company and the Administrative Agent.

                  (f) All Fees payable hereunder shall be paid on the dates on which due, in immediately available funds, to the Administrative Agent (or to any Fronting Lender or Issuing Bank, in the case of Fees payable to it) for distribution, in the case of Commitment Fees, Alternate Currency Participation Fees, LC Participation Fees and up front fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurocurrency Term Borrowing and each Eurocurrency Revolving Dollar Borrowing shall bear interest at the Adjusted LIBO Rate for US Dollars for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) The Loans comprising each Eurocurrency Revolving Alternate Currency Borrowing shall bear interest at the Adjusted LIBO Rate for the currency of and the Interest Period in effect for such Borrowing.

                  (d) The Loans comprising each Local Rate Revolving Borrowing shall bear interest at the rate or rates set forth in the applicable Alternate Currency Supplement.

                  (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by applicable law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

                  (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Local Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

                  (a) the Administrative Agent determines or is notified by the Required Lenders that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market; or

                  (b) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (c) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;


then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (it being agreed that the Administrative Agent will so notify the Company promptly after it becomes aware that such circumstances no longer exist), any request by a Borrower for a Eurocurrency Borrowing of the affected type or in the affected currency, or a conversion to or continuation of a Eurocurrency Borrowing of the affected Type or in the affected currency, pursuant to Section 2.03 or 2.07 shall be deemed rescinded and each outstanding Borrowing of the affected Type or in the affected currency that shall not be repaid at the end of the then applicable Interest Period shall thereafter bear interest at the Applicable Rate for Eurocurrency Loans of the same Class plus a rate determined by the Administrative Agent to be representative of the Lenders' cost of funding such Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.15. Increased Costs. (a) If any Change in Law (other than any Change in Law relating to Taxes, which shall be governed by Section 2.18) shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                  (ii) impose on any Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or Issuing Bank, as the case may be, within 15 days, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Company shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                 SECTION 2.16. Change in Legality. (a) Notwithstanding any other provision herein, if, after the date hereof, (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or Alternate Currency Loan or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in any Alternate Currency, then, by written notice to the Company and to the Administrative
Agent:

                  (i) such Lender may declare that Eurocurrency Loans or Alternate Currency Loans (in the affected currency or currencies), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a Eurocurrency Borrowing or Alternate Currency Borrowing (in the affected currency or currencies), as the case may be, shall, as to such Lender only, be deemed (A) in the case of a request for a Loan denominated in US Dollars, a request for an ABR Loan or (B) in the case of a request for a Loan denominated in an Alternate Currency, to have been withdrawn; and

                  (ii) such Lender may require (A) that all affected Eurocurrency Loans made by it and denominated in US Dollars be converted to ABR Loans, and (B) that all affected Eurocurrency Loans made by it and denominated in one or more Alternate Currencies be prepaid, in which event all such Eurocurrency Loans shall be automatically converted to ABR Loans or prepaid, as the case may be, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the US Dollar Eurocurrency Loans that would have been made by such Lender or the converted US Dollar Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

                  (b) For purposes of this Section 2.16, a notice to the Company by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

                  SECTION 2.17. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, (d) the conversion of and purchase of participations in any Alternate Currency Revolving Loan pursuant to Section 2.01(f) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the applicable
Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.18. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, except as required by law; provided that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Company shall indemnify, or cause the applicable Loan Party to indemnify, each Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, Lender or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Company shall have no obligation to pay or cause to be paid any amounts in respect of Indemnified Taxes or Other Taxes if it is not the customary practice of the Lender at the time such taxes are assessed or imposed to claim reimbursement for, or indemnity with respect to, such taxes in respect of similar payments or transactions involving similarly situated borrowers. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or Issuing Bank or by an Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Company shall cause such Loan Party to deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and after receiving written notice from the Company, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender shall not be required to deliver such documentation with respect to an entitlement to an exemption from or reduction of withholding tax that was not in effect on the date such Lender became a party to this Agreement.

                  (f) If the Administrative Agent or a Lender or the Issuing Bank has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender or the Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to pay, upon the request of the Administrative Agent or such Lender or the Issuing Bank, the amount paid to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or the Issuing Bank in the event the Administrative Agent or such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.18(f) shall require the Administrative Agent or any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

                  SECTION 2.19. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, Fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.17 or 2.18, or otherwise) prior to 12:00 noon, local time at the place of payment, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Unless and until otherwise specified, all such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except (i) that payments in respect of Alternate Currency Borrowings shall be made to the London Agent at its offices at Trinity Tower, 9 Thomas More Street, London, England,
(ii) for payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein, (iii) that payments pursuant to Sections 2.15,

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2.17 or 2.18 and 10.03 shall be made  directly to the Persons  entitled  thereto and (iv) that payments pursuant to other Loan Documents shall be made to the Persons specified therein. Each such payment shall be made in US Dollars, except that the principal of and interest on any Loan denominated in an Alternate
Currency shall be made in such currency. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in Revolving Alternate Currency Loans, LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in Revolving Alternate Currency Loans, LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in Revolving Alternate Currency Loans, LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in Revolving Alternate Currency Loans, LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Revolving Alternate Currency Loans, LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

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

                  (d) Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or the London Agent for the account of such Lender to satisfy such Lender's obligations until all such unsatisfied obligations are fully paid.

                  SECTION 2.20. Mitigation Obligations;  Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Fronting Lender and Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Revolving Alternate Currency Loans, LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees)

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

or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                  SECTION 2.21. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.


                                                ARTICLE III

                                      Representations and Warranties

                  Each Borrower represents and warrants to the Lenders as follows (with each representation and warranty set forth in this Article, to the extent it (a) relates to the Acquired Business and (b) is made or deemed made on or at any time during the period of three months following the date hereof, being made or deemed made only to the actual knowledge of the Borrowers):

                  SECTION 3.01. Organization; Powers. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

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
                 SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, or the expiration of any waiting or similar period imposed by law or by any Governmental Authority, except such as have been obtained or made and are in full force and effect or have expired, as the case may be, except for any such approvals which have already been obtained, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any other Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or any Subsidiary or their assets (other than agreements relating to Indebtedness to be repaid as part of the Refinancings), or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except Liens created under the Loan Documents.

                  SECTION 3.04. Financial Statements; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows (i) as of and for each of the fiscal years ended December 31, 1998 and 1997, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) The Company has heretofore furnished to the Lenders its pro forma consolidated balance sheet (based on information as of December 31,
1998), prepared giving effect to the Acquisition, the Refinancings and the related Borrowings hereunder as if such transactions had occurred on the date of such balance sheet. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on assumptions believed by the Company to be reasonable, (ii) to the Company's best knowledge, accurately reflects all material adjustments necessary to give effect to the Acquisition, the Refinancings and the related Borrowings hereunder and (iii) presents fairly, in all material respects, the pro forma financial position of the Company and its consolidated Subsidiaries (including the Acquired Business and its subsidiaries) as of December 31, 1998, as if the Acquisition, the Refinancings and the related Borrowings hereunder had occurred on such date.

                  (c) Except as described in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, and in the Company's press releases dated July 8 and July 23, 1999, copies of which have been furnished to the Lenders, there has been no Material Adverse Change since December 31, 1998.

                 SECTION 3.05. Properties; Liens. (a) The Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal properties and assets material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize its properties and assets for their intended purposes. All such owned properties and assets, and all such leasehold interests, are free and clear of Liens, other than Liens expressly permitted under Section 6.02.

                 (b) The Company and each Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation and Environmental Matters. (a) Except as disclosed on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, for failures and liabilities that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws. The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any Subsidiary is (a an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all under-funded Plans, other than the portion of the underfunding of any Plan described in Section 4063 of ERISA that is attributable to contributing sponsors under such Plan that are not under common control with the Company or any Subsidiary (based on an allocation of such liability consistent with the procedures set forth in Section 4063(b) of ERISA) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of all such under-funded Plans. The Company and each Subsidiary has complied in all material respects with all applicable laws & regulations relating to employee benefit plans.

                  SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith, subject to the express qualifications set forth in such projections, based upon assumptions believed by it to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name and jurisdiction of organization of, and the ownership of the Company and each other Subsidiary in, each Subsidiary, identifying each such Subsidiary that is a Loan Party, in each case as of the Effective Date.

                  SECTION 3.13. Solvency. After the consummation of the Acquisition and the related Borrowings hereunder, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                 SECTION 3.14. Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry "margin stock", within the meaning of Regulation U (other than shares of the Company's common stock, to the extent permitted under Section 6.05), or to refinance Indebtedness originally incurred for such purpose, or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X. Not more than 25% of the assets subject to the restrictions of Sections 2.11(c) (to the extent applicable to Prepayment Events referred to in clause (a) of the definition of such term),
6.02 and 6.03 will at any time consist of Margin Stock (as defined in Regulations U and X of the Board). The Company will not permit the Collateral to include any Margin Stock unless it shall first have delivered to the Administrative Agent, for each Lender, a statement on Federal Reserve Form U-1 establishing to the satisfaction of the Administrative Agent and such Lender that the credit extended hereunder will comply with Regulations U and X.

                  SECTION 3.15. Pledge Agreements. Each Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when certificates or promissory notes representing such Collateral are delivered to the Collateral Agent and the other actions specified in such Pledge Agreement have been taken, such Pledge Agreement will constitute a duly perfected first priority Lien on and security interest in all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

                  SECTION 3.16. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the material computer systems of the Company and the Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or such Subsidiary's systems interface) that is material to the business of the Company and the Subsidiaries, taken as a whole, and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Company and each of its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and each of the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not, in the aggregate, result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and each of the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company and each of the Subsidiaries to conduct its business without the occurrence of any Material Adverse Effect.

                                                ARTICLE IV

                                                Conditions

                  SECTION 4.01. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received, with a counterpart or copy for each Lender, from each party hereto either (i) a counterpart of this Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received, with a counterpart or copy for each Lender, such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (c) The Administrative Agent shall have received, with a counterpart or copy for each Lender, a certificate of a responsible officer of the Company confirming as of the Closing Date (i) the accuracy of all representations and warranties in the Loan Documents and (ii) that there exists no Default, in each such case after giving effect to the Acquisition, the Refinancings and the other Transactions that are to occur on the Closing Date.

                  (d) The Administrative Agent shall have received, with a counterpart or copy for each Lender, the Target Financial Statements and the 1998 Business Consolidated Financial Statements
         (as such terms are defined in the Share Purchase Agreement).

                  (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) All material governmental and third party approvals necessary in connection with the Transactions shall have been obtained and shall be in full force and effect. The Administrative Agent shall have received a certificate of a responsible officer of the Company to the foregoing effect, to which shall be attached copies of all approvals so obtained.

                  (g) The Collateral Requirement shall be satisfied in all material respects and in a manner satisfactory to the Collateral Agent.

                  (h)  The Guarantee Requirement shall be satisfied.

                  (i) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) of each of (i) Cleary, Gottlieb, Steen & Hamilton, counsel for the Loan Parties, substantially in the form of Exhibit H-1, (ii) Thomas H. Hagoort, General Counsel of the Company, substantially in the form of Exhibit H-2, and (iii) such special and local counsel as may be required by the Administrative Agent, in each case covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

                  (j) (i) The Company Existing Credit Agreement and each other instrument or agreement evidencing or governing Indebtedness listed on
         Schedule 1.01 and any commitments of the lenders or other creditors thereunder shall have been or shall simultaneously be terminated, all amounts outstanding thereunder shall have been or shall simultaneously be paid in full and all Liens, if any, securing the obligations thereunder or under any related agreements shall have been or shall simultaneously be released and (ii) the Administrative Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

                  (k) The Share Purchase Agreement shall be in full force and effect and shall not have been amended in any respect that would adversely affect in any material respect the rights or interests of the Lenders.

                  (l) The Acquisition shall have been consummated or shall be consummated simultaneously on the Closing Date, in either case in all material respects in accordance with the terms of the Share Purchase Agreement (and without the waiver of any such material terms or conditions thereto unless agreed to in writing by the Administrative Agent).

                  SECTION 4.02. Conditions to All Extensions of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents (except, in the case of any Revolving Borrowing that does not result in an increase in the Aggregate Revolving Credit Exposure, the representations and warranties set forth in Sections 3.04(c) and 3.06) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                  SECTION  4.03.   Initial   Credit  Event  for  each  Borrowing
Subsidiary. The obligation of each Lender to make Loans to any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary's Borrowing Subsidiary Agreement duly executed by all parties thereto.

                  (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary covering such other matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement, and to any related Obligations of Foreign Subsidiaries as Guarantors or Pledgors under the Pledge Agreement, as the Administrative Agent shall reasonably request.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.


                                                 ARTICLE V

                                           Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent with copies for each
Lender:

                  (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections
         6.08 and 6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) concurrently with any delivery of financial statements under clause (a) above, a certificate signed by a Financial Officer of the Company setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail;

                  (f) not later than the last day of the second month of each fiscal year of the Company, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year), consistent in form and substance with the budgets heretofore prepared by the Company and furnished to the Administrative Agent and, promptly when available, any significant revisions to such budget;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. If, to the knowledge of any Financial Officer or other executive officer of the Company, any of the following events has occurred:

                  (a) any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company or its Subsidiaries in an aggregate amount exceeding $10,000,000; or

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

then the Company will furnish to the Administrative Agent and each Lender prompt written notice of such occurrence. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and the business of the Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Company will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) failure to pay could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; except for such cases of non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Insurance. (a) The Company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance against such risks (and with such risk retentions) as shall be customary for companies of established reputation engaged in the same or similar businesses, and will furnish, and cause each Subsidiary to furnish, to the Lenders, at the request of the Administrative Agent, information in reasonable detail as to the insurance carried by it.

                  SECTION 5.07. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The
Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that nothing in this Section shall require any Loan Party to disclose any confidential or proprietary information constituting trade secrets.

                  SECTION 5.08. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws and ERISA and the rules and regulations thereunder) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.09. Use of Proceeds and Letters of Credit. The Borrowers will use the proceeds of the Loans and the Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.10. Further Assurances. The Company will, and will cause each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order that the Guarantee Requirement and the Collateral Requirement shall be satisfied at all times.

                  SECTION 5.11. Ownership of Subsidiaries. (a) The Company will, and will cause each of the Subsidiaries to, ensure that all Equity Interests in Domestic Subsidiaries (other than minority interests owned by parties other than the Company and the Subsidiaries and Equity Interests in Immaterial Subsidiaries) are owned directly or indirectly at all times only by the Company or one or more other Domestic Subsidiaries and that all the Equity Interests of such latter Domestic Subsidiaries are pledged to secure the Obligations; provided, that if the Company shall acquire any foreign corporation or other entity that shall own one or more domestic corporations or other entities not formed in contemplation of such acquisition, the provisions of this paragraph shall not apply to such domestic corporations or other entities until 90 days have passed following such acquisition, and shall in no event require any transfer of any such domestic corporation or other entity if and for so long as, in the judgment of the Company, significant adverse tax consequences would result.

                  (b) The Company will, and will cause each of its Subsidiaries to, ensure that any Foreign Subsidiary (including each Foreign Subsidiary acquired in connection with the Acquisition), other than any Excluded Foreign Subsidiary or Immaterial Subsidiary (and other than the 8% Equity Interest in Albany International Ltd. owned directly by the Company or a 2% Equity Interest in AI Financial Services Company (Ireland)), is owned directly or indirectly at all times by a Domestic Subsidiary and that all the Equity Interests of such Domestic Subsidiary are pledged to secure the Obligations; provided that if any transfer of Equity Interests in any Foreign Subsidiary required under this paragraph shall, under the law of the jurisdiction of such Foreign Subsidiary, require any registration with or action on the part of any Governmental Authority, or any other action, and if the Company shall be using commercially reasonable efforts to effect such registration or obtain or complete such action, the failure to have effected such registration or obtained or completed such action shall not, in and of itself, result in a breach of the requirements of this paragraph until (x) the later of (i) the 90th day after the date of the initial Credit Event hereunder and (ii) the 90th day after the acquisition of such Foreign Subsidiary by the Company or a Subsidiary or (y) if, in the judgment of the Administrative Agent, the Company is endeavoring in good faith to satisfy the requirements of this paragraph, such later date as may be agreed to by the Administrative Agent.

                                                ARTICLE VI

                                            Negative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all Fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Subsidiary Debt. The sum of (a) the total Indebtedness of all Consolidated Subsidiaries (excluding (i) Indebtedness under this Agreement, (ii) Indebtedness existing on the date hereof and set forth on
Schedule 6.01, (iii) Indebtedness owed to the Company or to a Subsidiary, (iv) reimbursement obligations in respect of undrawn letters of credit incurred in the ordinary course of business and (v) Indebtedness of any Subsidiary
Guarantor) plus (b) the aggregate unliquidated amount of all Receivables theretofore sold by all Consolidated Subsidiaries (excluding Receivables sold to the Company or to a Subsidiary, other than a Subsidiary that serves as a conduit in a sale or financing transaction with one or more third parties (provided that a sale of Receivables to a Subsidiary and any resale of such Receivables to a third party will be counted as a single sale of such Receivables)) will at no time exceed $75,000,000.

                  SECTION 6.02. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens (including existing Liens on the assets of the Acquired Business and its subsidiaries) existing on the date hereof, securing Indebtedness outstanding on the date hereof, and set forth on
         Schedule 6.02;

                  (b) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

                  (c) any Lien existing on any asset of any corporation (including any Lien on the assets of the Acquired Business and its subsidiaries) at the time such corporation becomes a Consolidated Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such corporation becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date such corporation becomes a Consolidated Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or any Consolidated Subsidiary and not created in contemplation of such event; provided that such Lien shall not extend to other assets of the

         Company or such Consolidated Subsidiary and shall secure only those obligations which it secures on the date of such merger or consolidation and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or any Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section (other than the existing Liens on the assets of the Acquired Business and its subsidiaries permitted by clause (a) above); provided that such Indebtedness is not increased and is not secured by any additional assets;

                  (g) Liens for taxes that are not yet subject to penalties for non-payment or are being contested in good faith, or minor survey exceptions or minor encumbrances, easements or other rights of others with respect to, or zoning or other governmental restrictions as to the use of, real property that do not, in the aggregate, materially impair the use of such property in the operation of the businesses of the Company and the Subsidiaries;

                  (h) (i) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is, in good faith, prosecuting an appeal or proceedings for review and (ii) Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in any legal proceeding to which the Company or any Subsidiary is a party; provided that the Liens permitted by the foregoing clause (ii) shall not secure obligations in an aggregate principal amount outstanding in excess of 5% of Consolidated Tangible Net Worth;

                  (i) (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, (ii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, and (iii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount outstanding not to exceed 5% of Consolidated Tangible Net Worth.

                  SECTION 6.03. Consolidations, Mergers and Sales of Asses. The Company will not, and will not permit any of the Subsidiaries to, consolidate or merge with, or sell, lease or otherwise dispose of any of its assets to, or, in the case of a Subsidiary, issue or sell any Equity Interests in such Subsidiary to, any Person (other than the Company or a Subsidiary), except that, so long as no Default would result under any other provision of this Agreement:

                  (a) any Person may merge with and into the Company or any Subsidiary Guarantor; provided that the Company or such Subsidiary Guarantor, as the case may be, is the surviving Person;

                  (b)  any  Person  other  than  the  Company  or  a  Subsidiary
         Guarantor may merge with and into any Subsidiary that is not a Subsidiary Guarantor; provided that such Subsidiary is the surviving Person;

                  (c) subject to Sections 5.11 and 6.07, the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Company or any other Subsidiary;

                  (d) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

                  (e) any Foreign Subsidiary may sell Receivables in one or more transactions in the ordinary course of business and consistent with past practice, the proceeds of which transactions are used for working capital;

                  (f) the Company and the Subsidiaries may consummate the Proposed Acquisition (including the issuance of Equity Interests by the German LP described in the definition of such term);

                  (g) the Company and the Subsidiaries may carry out sale and leaseback transactions permitted under Section 6.06;

                  (h) the Company or any Subsidiary may sell, lease or otherwise dispose of Equity Interests in any Subsidiary, and any Subsidiary may issue and sell its Equity Interests, to one or more Persons other than the Company and the Subsidiaries in an aggregate amount for all such transactions that will not result in Subsidiaries in which Persons other than the Company and the Subsidiaries hold minority interests representing more than 7.5% of Consolidated Tangible Net Worth; and

                  (i) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets for fair value (other than as permitted by clauses (a) through (h) above); provided that (i) no such transaction shall involve more than 15% of the consolidated assets of the Company and the Subsidiaries, (ii) no such transaction, when taken together with all previous such transactions, shall result in all or substantially all of the assets of the Company and the Subsidiaries having been sold or otherwise disposed of, (iii) no such transaction shall result in a reduction in the percentage of the Equity Interests of any Subsidiary owned directly or indirectly by the Company unless all the Equity Interests in such Subsidiary owned

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         directly or  indirectly by the Company are disposed of and (iv) the Net
         Proceeds from any such transaction shall be used to prepay Loans to the extent required under and in accordance with Section 2.11(c).

                  SECTION 6.04. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment in or engage in any transaction with any Affiliate (other than the Company or a Subsidiary none of the Equity Interests in which are owned directly or indirectly by an Affiliate of the Company that is not a Subsidiary), except that:

                  (a) the Company may declare and pay any dividend permitted by
Section 6.05;

                  (b) the Company or any Subsidiary may make payments or provide compensation, and reimburse related expenses, for services rendered by
         (i) any Affiliate who is an officer, director or employee of the Company or any Subsidiary and (ii) J. Spencer Standish;

                  (c) the Company or any Subsidiary may make any investment permitted by Section 6.07;

                  (d) the Company or any Subsidiary may make sales to or purchases from any Affiliate and, in connection therewith, extend credit, may make payments or provide compensation for services rendered by any Affiliate, and may engage in any other transaction with any Affiliate, in each case in the ordinary course of business and consistent with past practice and on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions that would apply (i) in an arm's length transaction with a Person not an Affiliate or (ii) in the case of a transaction relating to pension, deferred compensation, insurance or other benefit plans with an Affiliate employee, in a similar transaction with a non-Affiliate employee; and

                  (e) the Company or any Subsidiary may engage in transactions with the entities listed on Schedule 6.04 to the extent consistent with past practice.

                  SECTION 6.05. Restricted Payments. The Company will not declare or make any Restricted Payment unless, immediately after giving effect to such Restricted Payment, (a) the Leverage Ratio does not exceed 2.75 to 1.00,
(b) no Default shall have occurred and be continuing and (c) the sum of all Restricted Payments (including such Restricted Payment) made during the period of four consecutive fiscal quarters ending with the fiscal quarter in which such Restricted Payment is to be made will not exceed the greater of (i) 50% of Consolidated Net Income for the period of four consecutive fiscal quarters ending with the fiscal quarter immediately preceding the fiscal quarter in which such Restricted Payment was declared and (ii) $25,000,000.

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                  SECTION 6.06. Limitations on Sale-Leasebacks. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Company or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (a) such transaction is effected within 180 days of the initial acquisition of the property by the Company or such Subsidiary and results in a lease obligation incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, (b) the Net Proceeds from any such transaction are used to prepay loans under and in accordance with
Section 2.11(c) or (c) after giving effect to any such sale or transfer, the aggregate fair market value of all property of the Company and its Subsidiaries so sold or transferred after the date hereof, and not permitted under clauses
(a) or (b) above, does not exceed $75,000,000.

                  Section 6.07. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (other than any Hedging Agreement entered into in the ordinary course of business) of, make or permit to exist any loans or advances (excluding accounts receivable arising out of the sale of goods and services reflected on the Company's balance sheet as current assets) to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (a "business unit"), except:

                  (a) the Acquisition (and all intercompany loans, advances and investments by which the amounts payable in the Acquisition are transferred to the Subsidiaries paying such amounts);

                  (b) Permitted Investments;

                  (c) (i) investments existing on the date hereof in the capital stock of Subsidiaries or in Indebtedness of Subsidiaries and (ii) other investments existing on the date hereof and set forth on Schedule 6.07;

                  (d) investments, loans and advances made or acquired as part of the Proposed Acquisition, as set forth in the definition of such term; provided that (i) the Acquired Entity is engaged in a business permitted under Section 6.10, (ii) the consideration paid to the sellers of share participations in the Acquired Entity or for assets of the Acquired Entity permitted under this clause (d) shall not exceed
         (A) cash in an aggregate amount not in excess of $75,000,000 and (B) Equity Interests in the Company or German Sub with a fair market value on the date the Acquired Entity is acquired not in excess of $125,000,000 minus the amount of the cash paid pursuant to the preceding clause (A), (iii) such Equity Interests of German Sub shall not be redeemable at the option of the holder, or contain any term or be subject to any provision that could require the issuer thereof to redeem or repurchase such Equity Interests, prior to the Term Maturity Date, except that such Equity Interests may entitle the holders thereof to cause a liquidation of German Sub in which such holders will be entitled, at the

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

         election of the Company, to receive only shares of common stock of the Company (and the Company covenants that the assets distributed to such holders upon any such liquidation will consist only of such shares of common stock) and (iv) the aggregate fair market value of the assets (other than common stock of the Company) contributed or otherwise transferred by the Company and the Subsidiaries (other than German Sub) to and held by German Sub and its subsidiaries, valued at the respective times at which such assets are contributed or otherwise transferred, shall not at any time exceed $175,000,000;

                  (e) acquisitions of assets of or Equity Interests in other Persons with an aggregate fair market value for all such acquisitions not to exceed $250,000,000 for consideration consisting solely of common stock of the Company;

                 (f) acquisitions of assets of or Equity Interests in other Persons for cash in an aggregate amount for all such acquisitions not to exceed $25,000,000; provided that additional Equity Interests may be acquired for cash if (i) at the time of and after giving effect to each such acquisition and any related incurrences of Indebtedness, the Leverage Ratio is less than 2.50 to 1.00 and (ii) the aggregate amount of all acquisitions made under this clause (f) does not exceed $100,000,000;

                  (g) (i) any investment, loan or advance by a Loan Party in or to another Loan Party, (ii) any investment, loan or advance by a Subsidiary that is not a Loan Party in or to a Loan Party, (iii) any investment, loan or advance by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party and (iv) any investment, loan or advance by any Loan Party to any Subsidiary that is not a Loan Party; provided that each investment, loan or advance referred to in the preceding clause (iv) must be in an outstanding principal amount which, together with the aggregate outstanding principal amount of all other investments, loans and advances permitted by such clause (iv), shall not exceed $75,000,000 at any time;

                  (h) Guarantees constituting Indebtedness permitted by Section 6.01; provided that a Subsidiary shall not Guarantee any obligation of the Company unless such Subsidiary also has Guaranteed the Obligations of the Company hereunder;

                  (i) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (j) loans or other advances to employees consistent with past practice; and

                  (k) other  investments not permitted under clauses (a) through
         (i) above in an aggregate amount not exceeding $50,000,000 at any time.

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

                  SECTION 6.08. Leverage Ratio. The Company will not permit the Leverage Ratio on any date during any of the periods set forth below and to exceed the ratio set forth opposite such period:

                  Period                                          Ratio

                  Through 12/31/00                   4.50 to 1.00
                  1/1/01 through 12/31/01            3.50 to 1.00
                  Thereafter                         3.00 to 1.00


                 SECTION 6.09. Interest Coverage Ratio. The Company will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four fiscal quarters, commencing with the period ending September 30, 1999, to be less than (a) for any period ending on or prior to December 31, 2000, 2.25 to 1.00, or (b) for any period ending after December 31, 2000, 3.00 to 1.00.

                 SECTION 6.10. Lines of Business. The Company will not, and will not permit any Subsidiary to, engage at any time in any business or business activity other than a business conducted by the Company and its Subsidiaries (including the Acquired Business) on the date hereof and business activities reasonably incidental thereto.


                                                ARTICLE VII

                                             Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) any Borrower shall fail to pay any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

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

                  (d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02,
         5.03 (with respect to the existence of any Borrower), 5.09 or 5.11 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d)of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

                  (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

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

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other unsatisfied liabilities in connection with ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding (i) $10,000,000 in any year or (ii) $25,000,000 in the aggregate;

                  (m) any Lien purported to be created under any Pledge Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected first priority Lien on any Collateral intended to be subject thereto, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates delivered to it under such Pledge Agreement;

                  (n) any guarantee of any Guarantor hereunder or under the Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Guarantor; or

                  (o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all Fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all Fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

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

                                               ARTICLE VIII

                                                The Agent

                  In order to expedite the transactions contemplated by this Agreement, Chase is hereby appointed to act as Administrative Agent and Collateral Agent, and CMIL is hereby appointed to act as London Agent, on behalf of the Lenders and each Issuing Bank. Each of the Lenders, each assignee of any such Lender and each Issuing Bank hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or such Issuing Bank and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent and, to the extent expressly provided herein, the London Agent are hereby expressly authorized by the Lenders and each Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, if all applicable mandatory prepayments under
Section 2.11(c) shall have been made or arrangements therefor satisfactory to the Administrative Agent shall have been entered into, the Administrative Agent and the Collateral Agent are hereby expressly authorized to release any Guarantor from its obligations hereunder and under the other Loan Documents and release the security interest in any Collateral, in the event that all the capital stock of such Guarantor, or such Collateral, shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Company in a transaction permitted by Section 6.03, and to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, in each case as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents.

                  With respect to any Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, no Agent

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

shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the

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

benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.



                                                ARTICLE IX

                                                 Guarantee

                  In order to induce the Lenders to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. The Company further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each and every default in payment of the principal of and premium, if any, or interest on any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

                  The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other Loan Document or agreement; (d) the release of (or the failure to perfect a security interest in) any security held by any Secured Party for the performance of the Obligations or any of them; (e) the failure or delay of any Secured Party to exercise any right or remedy against any other guarantor of the Obligations; (f) the failure of any Secured Party to assert any claim or demand or to enforce any remedy under any Loan Document, any guarantee or any other agreement or instrument; (g) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

                  The Company further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or

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

collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Secured Party to any balance of any deposit account or credit on the books of any Secured Party in favor of any Borrower or any other Person.

                  The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

                  The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Borrower or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by any Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest and fees on such Obligations and (iii) all other monetary Obligations then due. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Secured Party, not consistent with the protection of its rights or interests, then, at the election of such Secured Party, the Company shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Secured Party against any losses or expenses that it shall sustain as a result of such alternative payment.

                  Upon payment in full by the Company of any Obligation, each Lender shall, in a reasonable manner, assign the amount of such Obligation owed to it and so paid to the Company, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Secured Party and without any representation or warranty by any Secured Party).

                  Upon payment by the Company of any sums as provided above, all rights of Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Secured Parties.

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

                  Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

                  Each reference herein to any Secured Party shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Guarantee shall also inure.



                                                 ARTICLE X

                                               Miscellaneous

                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company or any Borrowing Subsidiary, to it, or to it in care of the Company, as the case may be, at 1373 Broadway, Albany, New York 12204, Attention of John C.
         Treanor, Treasurer  (Facsimile No. 518-445-2250);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Plaza, 8th Floor, New York, New York 10081, Attention of May Fong (Telecopy No. 212-552-5650), with a copy to The Chase Manhattan Bank, 12 Corporate Woods Boulevard, 4th Floor, Albany, New York 12211, Attention of Kristin J. Sands (Facsimile No.
         518-436-9811);

                  (c)  if  to  the  London  Agent,  to  it  at  Chase  Manhattan
         International Limited, Trinity Tower, 9 Thomas More Street, London, England E19YT Attention of Loans Agency Division (Telecopy No.
         011-44-171-777-2360); with a copy to the Administrative Agent as provided in paragraph (b) above;

                  (d) if to the Swingline Lender, to it at One Chase Plaza, 8th Floor, New York, New York 10081, Attention of May Fong (Telecopy No.
         (212) 552-5650); and

                  (e) if to Chase in its capacity as an Issuing Bank, to it at The Chase Manhattan Bank, 4 Chase Metrotech Center, 8th Floor, Brooklyn, New York, 11245, Attention of Richard L. Snyder (Telecopy No.
         (718) 242-6501); and

                  (f) if to any  other  Lender  or  Issuing  Bank,  to it at its
         address  (or   telecopy   number)  set  forth  in  its   Administrative
         Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

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

                  SECTION 10.02. Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

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

                  (b) Neither this Agreement nor any other Loan Document (other than any Alternate Currency Supplement) nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.19(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release (A) the Company from its obligations as a Guarantor hereunder or (B) all or substantially all the other Guarantors from their obligations under the Subsidiary Guarantee Agreement without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Pledge Agreements without the written consent of each Lender, (viii) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders of any Class differently than those in respect of payments due to Lenders of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the adversely affected Class or (ix) subordinate the Obligations to any other Indebtedness without the consent of each affected Lender; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or the Swingline Lender without the prior written consent of such Agent, such Issuing Bank or the Swingline Lender, as the case may be. No Alternate Currency Supplement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each of the parties thereto.

                  (c) Notwithstanding the foregoing, any Pledge Agreement may, and upon the request of the Company shall, be amended, modified or terminated, without the necessity of any further approval by the Lenders, in order to effect the release of the Liens granted under such Pledge Agreement with respect to any Collateral that is being sold or otherwise disposed of to a Person other than the Company or a Subsidiary in a transaction permitted by this Agreement. The Lenders hereby expressly authorize the Collateral Agent to, and the Collateral Agent hereby agrees to, execute all such instruments and documents the Company may reasonably request to effectuate the foregoing, provided that any such execution and delivery shall be at the Company's expense and shall be without recourse to representation or warranty by the Collateral Agent.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Arranger, the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Arranger and the Agents, in

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


connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Company shall indemnify the Arranger, each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or a Related Party of such Indemnitee.

                  (c) Each Lender severally agrees to the extent that the Company fails to pay any amount required to be paid by it to any Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, to pay to such Agent or Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount;
provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank or the Swingline Lender in its capacity as such. For purposes of this Section 10.03(c) hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

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

                  (d) To the extent permitted by applicable law, the Company shall not, and shall not permit its Subsidiaries to, assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  (f) For purposes of enforcing security interests on behalf of Secured Parties, the Collateral Agent shall be the joint and several creditor with each of the Lenders as described herein.

                  SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that a Borrower and a Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder (other than as expressly permitted hereby) without the prior written consent of each Lender (and any such attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment, each Fronting Lender and Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Company and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(e) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and

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

Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.18 and 10.03). Notwithstanding any other provision of this Agreement, if any Lender shall assign any of its rights or obligations hereunder to any assignee (including any Affiliate of such Lender) that, but for this sentence, would be entitled, immediately following such assignment, to claim a greater amount than such assigning Lender under Section 2.15, 2.17 or 2.18, such assignee shall not have the right to claim such greater amount; provided, that nothing in this sentence shall limit the right of any such assignee to make claims (i) for amounts not in excess of those that could have been claimed by the assigning Lender, (ii) to the extent such claims arise from one or more Changes in Law, or from the designation of Payment Locations, after the date of such assignment or (iii) to the extent such claims arise from payments made to such assignee in respect of participations in Revolving Alternate Currency Loans or LC Disbursements acquired by it pursuant to Section 2.01(d) or 2.05(d). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

                  (c) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that
(i) nothing  herein shall  constitute a commitment  by any SPC to make any Loan,
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this paragraph, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institution (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans (A) to any rating agency, commercial paper dealer or provider of any surety undertaking, guarantee or credit or liquidity enhancement to such SPC that, in each case shall have been advised of the confidentiality of such information and the restrictions contained in Section 10.12 on its disclosure to third parties, or (B) to other Persons as provided, and subject to the limitations set forth, in Section 10.12. The SPC shall be entitled to the benefits of Sections 2.15, 2.17 and 2.18 to the same extent, and subject to the same limitations, as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. This paragraph may not be amended without the written consent of any SPC which shall have made a Loan hereunder for as long as such Loan shall be outstanding.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (f) Any Lender may, without the consent of the Company, the Administrative Agent, any Fronting Lender, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (g) of this Section and giving effect to the limitations set forth in the second to last sentence of clause (b) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (but shall not be entitled to receive any greater amount under Section 2.15 or 2.18 than the Lender from which such Participant purchased its participation). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.17, 2.18 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of the Borrower at the time existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including any other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                 SECTION 10.12. Confidentiality. Each Agent, Issuing Bank and Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the parties contained in this
Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                    ALBANY INTERNATIONAL CORP.,

                                                    by /s/ Michael C. Nahl
                                                    Name:  Michael C. Nahl
                                                    Title: Senior Vice President
                                                           and Chief
                                                           Financial Officer


                                                    ABN AMRO BANK N.V.,

                                                    by  /s/  Wayne Rancourt
                                                    Name:  Wayne Rancourt
                                                    Title: Vice President

                                                    by  /s/  Paul S. Faust
                                                    Name:  Paul S. Faust
                                                    Title: Vice President


                                                    CREDIT AGRICOLE INDOSUEZ,

                                                    by  /s/  Craig Welch
                                                    Name:  Craig Welch
                                                    Title: First Vice President

                                                    by  /s/  Sarah McClintock
                                                    Name:  Sarah McClintock
                                                    Title: Vice President


                                                    THE FIRST NATIONAL BANK
                                                       OF CHICAGO,
                                                    by /s/ Stephen E. McDonald
                                                    Name: Stephen E. McDonald
                                                    Title:Senior Vice President


                                                    BANK OF AMERICA, N.A.,

                                                    by  /s/ John W.Pocalyko
                                                    Name:  John W. Pocalyko
                                                    Title: Managing Director

                                                     BANKBOSTON, N.A.,

                                                     by  /s/  Paula Zaiken
                                                     Name:  Paula Zaiken
                                                     Title: Director

                                                     BANK OF MONTREAL,

                                                     by/s/ Jordan Fragiacomo
                                                     Name:   Jordan Fragiacomo
                                                     Title:  Director


                                                     THE BANK OF NEW YORK,

                                                     by  /s/Thomas C. McCrohan
                                                     Name:   Thomas C. McCrohan
                                                     Title:  Vice President


                                                     CITIBANK, N.A.,

                                                     by /s/  Stuart G. Miller
                                                     Name:   Stuart G. Miller
                                                     Title:  Vice President and
                                                               S.C.O


                                                     CREDIT SUISSE FIRST BOSTON,

                                                     by /s/ David W. Kratovil
                                                     Name:  David W. Kratovil
                                                     Title: Director

                                                     by  /s/ James P. Moran
                                                     Name:   James P. Moran
                                                     Title:  Director


                                                     DRESDNER BANK AG, New York
                                                      and Grand Cayman Branches,

                                                     by  /s/ Ken Hamilton
                                                     Name:   Ken Hamilton
                                                     Title:Senior Vice President

                                                     by  /s/ Deborah Slusarczyk
                                                     Name:   Deborah Slusarczyk
                                                     Title:  Vice President

                                              EVERGREEN BANK,

                                              by /s/Jerome A. Mastrianni
                                              Name: Jerome A. Mastrianni
                                              Title: Vice President

                                              FLEET NATIONAL BANK,

                                              by /s/ Michael C. Ankrom, Jr.
                                              Name:   Michael C. Ankrom, Jr.
                                              Title:  Vice President


                                               HSBC BANK USA,

                                               by  /s/ William M. Holland
                                               Name:   William M. Holland
                                               Title:  Vice President


                                               KEY BANK, NATIONAL ASSOCIATION,

                                               by  /s/Daniel W. Lally
                                               Name:  Daniel W. Lally
                                               Title: Assistant Vice President


                                               CREDIT LYONNAIS NEW YORK BRANCH,

                                               by  /s/  Vladimir Labun
                                               Name:  Valdimir Labun
                                               Title: First Vice President
                                                        - Manager


                                               MANUFACTURERS AND TRADERS
                                                 TRUST COMPANY,

                                               by  /s/ Timothy W. Bruculere
                                               Name:   Timothy W. Bruculere
                                               Title:  Vice President

                                                MERITA BANK plc,

                                                by  /s/  William Keller
                                                Name:   William Keller
                                                Title:    Vice President

                                                by  /s/  John F. Kehnle
                                                Name:    John F. Kehnle
                                                Title:   Vice President


                                                THE SANWA BANK LIMITED,

                                                by  /s/  Stephen C. Small
                                                Name:   Stephen C. Small
                                                Title:    Vice President and
                                                  Area Manager


                                                THE BANK OF NOVA SCOTIA
                                                 (New York),

                                                by  /s/ John Campbell
                                                Name:   John Campbell
                                                Title:  Vice President

                                                THE SUMITOMO BANK LTD.,

                                                by  /s/  C. Michael Garrido
                                                Name:  C. Michael Garrido
                                                Title  Senior Vice President


                                                SUNTRUST BANKS, INC.,

                                                by  /s/  Bradley J. Staples
                                                Name:   Bradley J. Staples
                                                Title:    Vice President


                                                TROY SAVINGS BANK,

                                                by  /s/ Stephan Von Schenk
                                                Name:   Stephan Von Schenk
                                                Title:    Vice President


                                                WACHOVIA BANK, N.A.,

                                                by  /s/ Fitzhugh Wickham
                                                Name:   Fitzhugh Wickham
                                                Title:  Vice President



                                                THE CHASE MANHATTAN BANK,
                                                individually and as
                                                Administrative Agent,

                                                by  /s/  Kristin Sands
                                                Name:   Kristin Sands
                                                Title:    Vice President


                                                CHASE MANHATTAN INTERNATIONAL
                                                   LIMITED, as London Agent,

                                                by  /s/Stephen Clarke
                                                Name:  Stephen Clarke
                                                Title: Second Vice President

                                                by  /s/ Stephen Hurford
                                                Name:   Stephen Hurford
                                                Title:  Vice President

                                             TABLE OF CONTENTS

                                   ARTICLE I  Definitions
                                                                            Page

      SECTION 1.01.  Defined Terms.............................................1
      SECTION 1.02.  Classification of Loans and Borrowings...................21
      SECTION 1.03.  Terms Generally..........................................21
      SECTION 1.04.  Accounting Terms; GAAP...................................22
      SECTION 1.05.  Exchange Rates...........................................22
      SECTION 1.06.  Redenomination of Certain Foreign Currencies.............22


                                   ARTICLE II The Credits

      SECTION 2.01.  Commitments..............................................23
      SECTION 2.02.  Loans and Borrowings.....................................24
      SECTION 2.03.  Requests for Borrowings..................................25
      SECTION 2.04.  Swingline Loans..........................................26
      SECTION 2.05.  Letters of Credit........................................26
      SECTION 2.06.  Funding of Borrowings....................................30
      SECTION 2.07.  Interest Elections.......................................30
      SECTION 2.08.  Termination and Reduction of Commitments.................32
      SECTION 2.09.  Repayment of Loans; Evidence of Debt.....................32
      SECTION 2.10.  Amortization of Term Loans...............................33
      SECTION 2.11.  Prepayment...............................................33
      SECTION 2.12.  Fees.....................................................35
      SECTION 2.13.  Interest.................................................36
      SECTION 2.14.  Alternate Rate of Interest...............................37
      SECTION 2.15.  Increased Costs..........................................37
      SECTION 2.16.  Change in Legality.......................................38
      SECTION 2.17.  Break Funding Payments...................................39
      SECTION 2.18.  Taxes....................................................39
      SECTION 2.19.  Payments Generally;Pro Rata Treatment;Sharing of Setoffs.40
      SECTION 2.20.  Mitigation Obligations; Replacement of Lenders...........42
      SECTION 2.21.  Borrowing Subsidiaries...................................42


                                    ARTICLE III Representations and Warranties

      SECTION 3.01.  Organization; Powers.....................................43
      SECTION 3.02.  Authorization; Enforceability............................43
      SECTION 3.03.  Governmental Approvals; No Conflicts.....................43
      SECTION 3.04.  Financial Statements; No Material Adverse Change.........43
      SECTION 3.05.  Properties; Liens........................................44
      SECTION 3.06.  Litigation and Environmental Matters.....................44
      SECTION 3.07.  Compliance with Laws.....................................44

      SECTION 3.08.  Investment and Holding Company Status....................44
      SECTION 3.09.  Taxes....................................................45
      SECTION 3.10.  ERISA....................................................45
      SECTION 3.11.  Disclosure...............................................45
      SECTION 3.12.  Subsidiaries.............................................45
      SECTION 3.13.  Solvency.................................................45
      SECTION 3.14.  Federal Reserve Regulations..............................45
      SECTION 3.15.  Pledge Agreement.........................................46
      SECTION 3.16.  Year 2000................................................46

                                      ARTICLE IV Conditions

      SECTION 4.01.  Effectiveness of Facilities..............................46
      SECTION 4.02.  Conditions to All Extensions of Credit...................47
      SECTION 4.03.  Initial Credit Event for each Borrowing Subsidiary.......48

                                      ARTICLE V Affirmative Covenants

      SECTION 5.01.  Financial Statements and Other Information...............48
      SECTION 5.02.  Notices of Material Events...............................50
      SECTION 5.03.  Existence; Conduct of Business...........................50
      SECTION 5.04.  Payment of Obligations...................................50
      SECTION 5.05.  Maintenance of Properties................................50
      SECTION 5.06.  Insurance................................................50
      SECTION 5.07.  Books and Records; Inspection Rights.....................50
      SECTION 5.08.  Compliance with Laws.....................................51
      SECTION 5.09.  Use of Proceeds and Letters of Credit....................51
      SECTION 5.10.  Further Assurances.......................................51
      SECTION 5.11.  Ownership of Subsidiaries................................51

                                      ARTICLE VI Negative Covenants

      SECTION 6.01.  Subsidiary Debt..........................................52
      SECTION 6.02.  Negative Pledge..........................................52
      SECTION 6.03.  Consolidations, Mergers and Sales of Assets..............53
      SECTION 6.04.  Transactions with Affiliates.............................54
      SECTION 6.05.  Restricted Payments......................................54
      SECTION 6.06.  Limitations on Sale-Leasebacks...........................55
      SECTION 6.07.  Investments,Loans, Advances,Guarantees and Acquisitions..55
      SECTION 6.08.  Leverage Ratio...........................................56
      SECTION 6.09.  Interest Coverage Ratio..................................56
      SECTION 6.10.  Lines of Business........................................57

                                     ARTICLE VII  Events of Default...........57

                                     ARTICLE VIII The Agent...................59

                                     ARTICLE IX Guarantee.....................61

                                     ARTICLE X Miscellaneous

      SECTION 10.01.  Notices.................................................62
      SECTION 10.02.  Waivers; Amendments.....................................63
      SECTION 10.03.  Expenses; Indemnity; Damage Waiver......................64
      SECTION 10.04.  Successors and Assigns..................................65
      SECTION 10.05.  Survival................................................67
      SECTION 10.06.  Counterparts; Integration; Effectiveness................68
      SECTION 10.07.  Severability............................................68
      SECTION 10.08.  Right of Setoff.........................................68
      SECTION 10.09.  Governing Law;Jurisdiction;Consent to Service of Process68
      SECTION 10.10.  WAIVER OF JURY TRIAL....................................69
      SECTION 10.11.  Headings................................................69
      SECTION 10.12.  Confidentiality.........................................69
      SECTION 10.13.  Conversion of Currencies................................70
      SECTION 10.14.  Interest Rate Limitation................................70

      SCHEDULES:

      Schedule  1.01--Indebtedness To Be Refinanced
      Schedule  2.01--Commitments
      Schedule  3.06--Disclosed  Matters
      Schedule  3.12--Subsidiaries
      Schedule  6.01--Existing Indebtedness
      Schedule  6.01--Existing Liens
      Schedule  6.04--Certain Transactions with Affiliates
      Schedule  6.07--Existing Investments

      EXHIBITS:

      Exhibit A-1--Form of Borrowing  Subsidiary  Agreement
      Exhibit A-2--Form of Borrowing Subsidiary Termination
      Exhibit B--Form of Alternate Currency Supplement
      Exhibit C--Form of Issuing Bank Agreement
      Exhibit D--Form of Subsidiary Guarantee Agreement
      Exhibit E--Form of Pledge Agreement
      Exhibit F--Form of Indemnity, Subrogation and Contribution Agreement Exhibit G--Form of Assignment and Acceptance
      Exhibit H-1--Form of Opinion of Cleary, Gottlieb, Steen & Hamilton Exhibit H-2--Form of Opinion of Thomas H. Hagoort, General Counsel of
                    Albany International Corp.

                                         4



                                                                  CONFORMED COPY

                                            SUBSIDIARY GUARANTEE AGREEMENT dated
                           as of August 24, 1999, among each of the subsidiaries of Albany International Corporation, a Delaware corporation (the "Company"), listed on Schedule I hereto or becoming a party hereto as provided in
                           Section 19 (the "Subsidiary Guarantors"), and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

                  Reference is made to the Credit Agreement dated as of August 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Administrative Agent, Swingline Lender and Issuing Bank, and Chase Manhattan International Limited, as London Agent (the "London Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Guarantors acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of the Subsidiary Guarantee Agreement. In order to induce the Lenders to make Loans and the Issuing Bank to issue the Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement.

                  Accordingly, the parties hereto agree as follows:

                  SECTION 1. Guarantee. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any other Subsidiary to the Lenders under the Credit Agreement or any other Loan Document and, (b) the due and punctual payment of all obligations of the Company under each Hedging Agreement entered into (i) prior to the date hereof with any counterparty that is a Lender (or an Affiliate thereof) on the date hereof or
(ii) on or after the date hereof with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into (all the obligations referred to in the preceding clauses (a) and (b), being collectively called the "Obligations"); provided that, notwithstanding the foregoing, any Subsidiary Guarantor that is a Foreign Subsidiary guarantees only the Obligation of its direct and indirect subsidiaries that are Borrowers under the Credit Agreement (and not any Obligations of the Company or any Domestic Subsidiary). Each Subsidiary Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

                  SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company or to any other Subsidiary Guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Company or any other Subsidiary Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any other Guarantee or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement, or (c) the failure of the Company or any Subsidiary to comply with Section 5.10 of the Credit Agreement and Section 19.

                  SECTION 3. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of the Company, any other Subsidiary Guarantor or any other Person.

                  SECTION 4. No Discharge or Diminishment of Guarantee. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or
termination   whatsoever   by   reason   of  the   invalidity,   illegality   or
unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other instrument or agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

                  SECTION 5. Defenses of Company Waived. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Company or any other Subsidiary Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Subsidiary

Guarantor, other than the final payment in full in cash of the Obligations. The Administrative Agent, the Issuing Bank and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company, any Subsidiary Guarantor or any other guarantor or exercise any other right or remedy available to them against the Company, any Subsidiary Guarantor or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.

                  SECTION 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, the Issuing Bank or any Lender has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company or any Subsidiary Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent, the Issuing Bank or such Lender as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Subsidiary Guarantor of any sums to the Administrative Agent, the Issuing Bank or any Lender as provided above, all rights of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations. Each of the Subsidiary Guarantors further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of the Administrative Agent, the Issuing Bank or any Lender, not consistent with the protection of its rights or interests, then, at the election of such Administrative Agent, Issuing Bank or Lender, each Subsidiary Guarantor shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Administrative Agent, Issuing Bank or Lender against any losses or expenses that it shall sustain as a result of such alternative payment. In addition, any indebtedness of the Company or any Subsidiary Guarantor now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Company, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any other Loan Document.

                  SECTION 7. Information. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Company's and the other Subsidiary Guarantors' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, the Issuing Bank and the Lenders will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

                  SECTION 8. Representations and Warranties; Agreements. Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in any Loan Document to which it is a party are true and correct in all material respects. Each of the Subsidiary Guarantors agrees that the provisions of Section 2.18 of the Credit Agreement shall apply equally to each Guarantor with respect to payments made by it hereunder.

                  SECTION 9. Termination. The Guarantees made hereunder (a) shall, subject to clause (b) below, terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement and the Issuing Bank has no further commitment to issue Letters of Credit and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Lender or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Company, any Subsidiary Guarantor or otherwise.

                  SECTION 10. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Administrative Agent, the Issuing Bank and the Lenders, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (except in connection with any transaction permitted by Section 6.06 of the Credit Agreement), and any such attempted assignment shall be void. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

                  SECTION 11. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank or any Lender hereunder or under the Credit Agreement or any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors to which such waiver, amendment or modification relates and the Administrative Agent (with the prior written consent of the Lenders or the Required Lenders if required under the Credit Agreement).

                  SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it in care of the Company.

                  SECTION  14.  Survival  of  Agreement;  Severability.  (a) All
covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Administrative Agent, the Issuing Bank and the Lenders and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

                  (b) In the event any one or more of the  provisions  contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION   16.   Rules   of   Interpretation.   The   rules  of
interpretation specified in Sections 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement.

                  SECTION 17. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

                  (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION  19.  Additional  Subsidiary  Guarantors.  Pursuant to
Section 5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time to enter into this Agreement as Subsidiary Guarantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of such instrument shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

                  SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Administrative Agent, the Issuing Bank and the Lenders is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Person to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement held by such Person, irrespective of whether or not such Person shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Person under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

                  SECTION 21. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of each Subsidiary Guarantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Subsidiary Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Subsidiary Guarantors contained in this Section 21 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                              ALBANY INTERNATIONAL RESEARCH CO.,

                                              by  /s/ Francis L. McKone
                                              Name:  Francis L. McKone
                                              Title: Chairman


                                              ALBANY INTERNATIONAL
                                              TECHNIWEAVE, INC.
                                              by  /s/ John C. Treanor
                                              Name:  John C. Treanor
                                                         Title: Treasurer


                                              ALBANY INTERNATIONAL HOLDINGS
                                              ONE, INC.,

                                              by  /s/ Frank R. Schmeler
                                              Name:  Frank R. Schmeler
                                              Title: President


                                              ALBANY INTERNATIONAL HOLDINGS
                                              TWO, INC.,

                                              by  /s/ Frank R. Schmeler
                                              Name: Frank R. Schmeler
                                              Title President


                                              WANGNER SYSTEMS CORPORATION,

                                              by  /s/ John C. Treanor
                                              Name:  John C. Treanor
                                              Title: Vice President

                                              WANGNER FORMING FABRICS, INC.,

                                              by  /s/ John C. Treanor
                                              Name:  John C. Treanor
                                              Title: Vice President


                                              GESCHMAY WET FELTS, INC.,

                                              by  /s/ John C. Treanor
                                              Name: John C. Treanor
                                              Title:Vice President

                                                   BRANDON DRYING FABRICS, INC.,

                                                   by  /s/ John C. Treanor
                                                   Name:  John C. Treanor
                                                   Title:  Vice President


                                                   THE CHASE MANHATTAN BANK,
                                                     as Administrative Agent,

                                                   by  /s/ Kristin Sands
                                                   Name: Kristin Sands
                                                   Title Vice President

                                                               SCHEDULE I TO THE
                                                  SUBSIDIARY GUARANTEE AGREEMENT



                                           SUBSIDIARY GUARANTORS


Albany International Holdings One, Inc.
Albany International Holdings Two, Inc.
Albany International Techniweave, Inc.
Albany International Research Co.
Wangner Systems Corporation
Wangner Forming Fabrics, Inc.
Geschmay Wet Felts, Inc.
Brandon Drying Fabrics, Inc.

                                                                 ANNEX 1 to the
                                                            Guarantee Agreement

                                              SUPPLEMENT NO. dated as of
                                        , to the SUBSIDIARY  GUARANTEE
                           AGREEMENT dated as of August 24, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among each of the Subsidiaries of Albany International Corporation, A Delaware corporation (the "Company"), listed on Schedule I thereto collectively, the "Subsidiary Guarantors") and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

                  A. Reference is made to the Credit Agreement dated as of August 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "Lenders"),The Chase Manhattan Bank, as Administrative Agent, Swingline Lender and Issuing Bank and Chase Manhattan International Limited, as London Agent.

                  B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

                  C. The Subsidiary Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. The undersigned Subsidiary of the Company (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

                  Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

                  SECTION 1. In accordance with Section 19 of the Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and
(b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Subsidiary Guarantor represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement.

                  SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                                   [Name Of New Subsidiary
Guarantor],

                                                    by _________________________
                                                    Name:
                                                    Title:
                                                    Address:_______________
                                                            _______________
                                                            _______________


                                                    THE CHASE MANHATTAN BANK, as
                                                    Administrative Agent,

                                                    by _________________________
                                                    Name:
                                                    Title:

                                                                  CONFORMED COPY



                                    INDEMNITY,   SUBROGATION  and   CONTRIBUTION
                           AGREEMENT dated as of August 24, 1999, among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each Subsidiary of the Company listed on
                           Schedule I hereto or becoming a party hereto as provided in Section 12 (the "Subsidiary Guarantors") and THE CHASE MANHATTAN BANK, ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

                  Reference is made to (a) the Credit Agreement dated as of August 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent (in such capacity, the "Administrative Agent"), collateral agent (in such capacity, the "Collateral Agent"), Swingline Lender and Issuing Bank, and Chase Manhattan International Limited, as London Agent and (b) the Subsidiary Guarantee Agreement dated as of August 24, 1999, among the Subsidiary Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Subsidiary Guarantors have guaranteed the Loans made to the Borrowers and the other Obligations (as defined in the Guarantee Agreement) under the Credit Agreement or any other Loan Document pursuant to the Guarantee Agreement; the Subsidiary Guarantors have also granted Liens on and security interests in certain of their assets to secure the Obligations. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Borrowers and the Subsidiary Guarantors of an agreement in the form hereof.

                  Accordingly, each Borrower, each Subsidiary Guarantor and the Administrative Agent agree as follows:

                  SECTION 1. Indemnity and Subrogation. (a) In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3), the Company agrees that in the event a payment shall be made by any Person under the Guarantee Agreement, the Company shall indemnify such Person for the full amount of such payment, and the Company shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

                  (b) In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3), each Borrowing Subsidiary agrees that in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement with respect to an Obligation of such Borrowing Subsidiary, such Borrowing Subsidiary shall indemnify such

Subsidiary Guarantor for the full amount of such payment, and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

                  SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor (a "Contributing Subsidiary Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Guarantee Agreement and such other Subsidiary Guarantor (the "Claiming Subsidiary Guarantor") shall not have been fully indemnified by the Borrowers as provided in Section 1, each Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof or on the date on which enforcement is being sought, whichever is greater, and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor) or on the date on which enforcement is being sought, whichever is greater; provided that, notwithstanding the foregoing, any Subsidiary Guarantor that is a Foreign Subsidiary shall indemnify the Claiming Subsidiary Guarantor only to the extent that the Claiming Subsidiary Guarantor made a payment with respect to an obligation of a Borrower that is a direct or indirect subsidiary of such Foreign Subsidiary (and such Foreign Subsidiary shall not have any liability whatsoever with respect to any payment made by a Claiming Subsidiary Guarantor which is either the Company or any Domestic Subsidiary). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 1 to the extent of such payment.

                  SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower or any Subsidiary Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder.

                  SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash or the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or any Lender or any Subsidiary Guarantor upon the bankruptcy or reorganization of any Borrower, any Subsidiary Guarantor or otherwise.

                  SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Administrative Agent, the Issuing Bank or any Subsidiary Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent, the Issuing Bank or any Subsidiary Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent, the Issuing Bank and the Subsidiary Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrowers, the Subsidiary Guarantors and the Administrative Agent (with the prior written consent of the Lenders or the Required Lenders if required under the Credit Agreement).

                  SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

                  SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither any Borrower nor any Subsidiary Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders, except in connection with any transaction permitted by Section 6.06 of the Credit Agreement. Notwithstanding the foregoing, at the time any Subsidiary Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Subsidiary Guarantor will cease to have any rights or obligations under this Agreement.

                  SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrowers and each Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Administrative Agent, the Issuing Bank, the Lenders and each other Subsidiary Guarantor and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement, this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

                  (b) In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Subsidiary Guarantor when a counterpart bearing the signature of such Subsidiary Guarantor shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 11. Rules of Interpretation. The rules of interpretation specified in Sections 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement.

                  SECTION  12.  Additional  Subsidiary  Guarantors.  Pursuant to
Section 5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time to enter into this Agreement as a Subsidiary Guarantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of such instrument shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

                  SECTION 13. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

                  (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING

OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.



                                                     ALBANY INTERNATIONAL CORP.,

                                                     by  /s/ Frank R. Schmeler
                                                     Name:  Frank R. Schmeler
                                                     Title: President


                                                     ALBANY INTERNATIONAL
                                                     RESEARCH CO.,

                                                     by  /s/ Francis L. McKone
                                                     Name:  Francis L. McKone
                                                     Title: Chairman


                                                     ALBANY INTERNATIONAL
                                                     TECHNIWEAVE, INC.,

                                                     by  /s/ John C. Treanor
                                                     Name:  John C. Treanor
                                                     Title: Treasurer


                                                   ALBANY INTERNATIONAL HOLDINGS
                                                     ONE, INC.,

                                                      by  /s/Frank R. Schmeler
                                                      Name:  Frank R. Schmeler
                                                      Title: President


                                                   ALBANY INTERNATIONAL HOLDINGS
                                                     TWO., INC,

                                                       by  /s/ Frank R. Schmeler
                                                       Name:   Frank R. Schmeler
                                                       Title:  President


                                                    WANGNER SYSTEMS CORPORATION,

                                                       by  /s/John C. Treanor
                                                       Name:  John C. Treanor
                                                       Title: Vice President

                                                     WANGNER FORMING FABRICS,
                                                     INC.,

                                                       by  /s/ John C. Treanor
                                                       Name:   John C. Treanor
                                                       Title:  Vice President



                                                     GESCHMAY WET FELTS, INC.,

                                                       by  /s/ John C. Treanor
                                                       Name:   John C. Treanor
                                                       Title:  Vice President


                                                   BRANDON DRYING FABRICS, INC.,

                                                       by  /s/ John C. Treanor
                                                       Name:   John C. Treanor
                                                       Title:  Vice President


                                                   THE CHASE MANHATTAN BANK, as
                                                      Administrative Agent,

                                                       by  /s/ Kristin Sands
                                                       Name:   Kristin Sands
                                                       Title:  Vice President

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement


                                           SUBSIDIARY GUARANTORS


Albany International Holdings One, Inc.
Albany International Holdings Two, Inc.
Albany International Techniweave, Inc.
Albany International Research Co.
Wangner Systems Corporation
Wangner Forming Fabrics, Inc.
Geschmay Wet Felts, Inc.
Brandon Drying Fabrics, Inc.

                                                                      ANNEX 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement



                                    SUPPLEMENT  NO.  [ ] dated as of [ ], to the
                           Indemnity, Subrogation and Contribution Agreement dated as of August 24, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each Subsidiary of the Company listed on Schedule I thereto (the "Subsidiary Guarantors"), and THE CHASE MANHATTAN BANK, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).


                  A. Reference is made to (a) the Credit Agreement dated as of August 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Swingline Lender and
Issuing Bank, and Chase Manhattan  International  Limited,  as London Agent, and
(b) the Subsidiary Guarantee Agreement dated as of August 11, 1999, among the Subsidiary Guarantors and the Administrative Agent (as the same may be amended, supplemented or otherwise modified, the "Guarantee Agreement").

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

                  C.  The   Borrowers,   the   Subsidiary   Guarantors  and  the
Administrative   Agent  have  entered  into  the  Indemnity,   Subrogation   and
Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time to enter into the Indemnity, Subrogation and Contribution Agreement as Subsidiary Guarantors. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of the Company may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

                  Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

                  SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a "Subsidiary Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Subsidiary Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Subsidiary Guarantor represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3. This  Supplement  may be executed  in  counterparts
(and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. In the event that any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in goodfaith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature.

                  SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Administrative Agent.

                  IN  WITNESS  WHEREOF,  the New  Subsidiary  Guarantor  and the
Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                             [Name Of New Subsidiary Guarantor],

                                                 by ___________________________
                                                 Name:
                                                 Title:
                                                 Address:



                                                 THE CHASE MANHATTAN BANK,
                                                  as Administrative Agent,

                                                  by ___________________________
                                                  Name:
                                                  Title:

                                                                      SCHEDULE I
                                          to Supplement No.___ to the Indemnity,
                                          Subrogation and Contribution Agreement



                                           SUBSIDIARY GUARANTORS



Name                                Address

                                                                  CONFORMED COPY



                                 PLEDGE AGREEMENT dated as of August 24, 1999,
                           among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each Subsidiary of the Company listed on Schedule I hereto or becoming a party hereto as provided in Section 24 (collectively, the "Subsidiary Pledgors"; the Company and the Subsidiary Pledgors being referred to collectively as the "Pledgors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent"), for the Secured Parties (as defined below).


         Reference is made to (a) the Credit Agreement dated as of August 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), Chase, as administrative agent (in such capacity, the "Administrative Agent"), swingline lender (in such capacity, the "Swingline Lender") and issuing bank (in such capacity, the "Issuing Bank"), and Chase Manhattan International Limited, as London Agent, and (b) the Guarantee Agreement and the other Loan Documents referred to in the Credit Agreement. Capitalized terms used and not defined herein shall have meanings assigned to them in the Credit Agreement, and the rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Agreement.

         The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any Subsidiary to the Lenders under the Credit Agreement or any other Loan Document and (b) unless otherwise agreed to in writing by the applicable Lender thereto the due and punctual payment of all obligations of the Company under each Hedging Agreement entered into (i) prior to the date hereof with any counterparty that is a Lender (or an Affiliate thereof) on the date hereof or
(ii) on or after the date hereof with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into (all the obligations referred to in the preceding clauses (a) and (b) being referred to collectively called the "Obligations"). Each Pledgor agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that the security interest granted hereunder and the obligations of each Pledgor will survive any extension or renewal of any Obligation.

         Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors and assigns), hereby agree as follows:

                  SECTION 1. Pledge. The Pledgors referred to in the following clauses (a), (b) and (c) hereby pledge, transfer, grant, bargain, sell, convey, hypothecate, set over and deliver and create a security interest in (collectively, "Pledge") unto the Collateral Agent, its successors and assigns, for the benefit of the Lenders, the Agents, the Swingline Lender, the Issuing Bank and each other Person to whom any of the Obligations are or shall be owed (collectively, the " Secured Parties"), the respective assets described in such clauses (collectively, the "Collateral") to secure the respective Obligations referred to therein:

                  (a) As security for the payment in full of all the Obligations, the Company and each Pledgor that is a Domestic Subsidiary hereby Pledges all such Pledgor's right, title and interest in, to and under (i) all the outstanding Equity Interests in each Domestic Subsidiary owned by it on the date hereof or at any time hereafter,
         (ii) 65% of the outstanding voting Equity Interests, and 100% of the outstanding non-voting Equity Interests (or, in each case, such lesser percentages as shall be owned by it) in each Foreign Subsidiary (other than any Excluded Foreign Subsidiary) in which it owns any Equity Interests on the date hereof or at any time hereafter, (iii) all Specified Intercompany Indebtedness owed to it, (iv) all payments, whether of dividends or other distributions, principal or interest or otherwise, and whether of cash or other assets, from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i), (ii) or (iii) above; (v) subject to Section 5, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and
         (vi) all proceeds of any of the foregoing.

                  (b) As security for the payment in full of the Obligations, if any, of each of its subsidiaries that is a Foreign Subsidiary (but not the Obligations of the Company or any Domestic Subsidiary), the Company and each Pledgor that is a Domestic Subsidiary hereby Pledges all of such Pledgor's right, title and interest in, to and under (i) all the outstanding Equity Interests in each such Foreign Subsidiary owing such Obligations (whether as a Borrower or as a Guarantor) owned by it on the date hereof or at any time hereafter that are not pledged under paragraph (a) above, (ii) all payments, whether of dividends or other distributions or otherwise, and whether of cash or other assets, from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (i) above; (iii) subject to Section 5, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (i) and (ii)above; and (iv) all proceeds of any of the foregoing.

                  (c) As security for the payment in full of its Obligations and the Obligations of its subsidiaries (but not the Obligations of the Company or any Domestic Subsidiary), each Pledgor that is a Foreign Subsidiary hereby Pledges all of such Pledgor's right, title and interest in, to and under (i) all the outstanding Equity Interests in each Subsidiary owned by it on the date hereof or at any time hereafter, (ii) all Specified Intercompany Indebtedness owed to such Pledgor, together with any certificates or instruments representing such Equity Interests or specified Intercompany Indebtedness, (iii) all payments, whether of dividends or other distributions, principal or interest or otherwise, and whether of cash or other assets, from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) or (ii) above; (iv) subject to Section 5, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (i), (ii) and
         (iii) above; and (v) all proceeds of any of the foregoing.

         TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

                  SECTION 2. Delivery of the Collateral; Perfection. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all certificates or instruments representing any Equity Interests, Specified Company Indebtedness or other assets now or hereafter included in the Collateral (collectively, the "Pledged Securities"). Upon delivery to the Collateral Agent, all Pledged Securities shall be accompanied by stock or note powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request.

         (b) Each Pledgor agrees to take from time to time all such other actions as shall be required under applicable law or reasonably requested by the Collateral Agent to perfect and maintain the perfection of the Lien created by this Agreement, including, in the case of any Collateral in which such Lien cannot be perfected by the possession of certificates or instruments, the filing of all such financing statements and similar documents, and the obtaining of all such acknowledgments of clearing corporations, brokers and other intermediaries, as shall be required for such perfection under the Uniform Commercial Code or other law of any applicable jurisdiction.

         (c) The Equity Interests and Specified Intercompany Indebtedness initially included in the Collateral are set forth in Schedule II hereto. At the time any additional Equity Interests or Specified Intercompany Indebtedness shall become part of the Collateral, the Borrower shall deliver to the Collateral Agent a revised Schedule II, which shall supersede all Schedules previously delivered pursuant to the requirements of this paragraph.

         (d) Each Pledgor will cause any Specified Intercompany Indebtedness owed to such Pledgor that has been in existence for more than five Business Days to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof. Each Pledgor agrees, without limiting its obligations under paragraph (a) or (b) above, that to the extent it is required to pledge any limited liability or limited partnership interest in any Domestic Subsidiary hereunder, it will either (i) cause such Subsidiary to provide in such Subsidiary's limited liability company or limited partnership agreement that its limited liability company or limited partnership interests, as the case may be, shall be represented by certificates, shall be deemed "securities" within the meaning of Section 8-102 and Section 8-103 of
Article 8 of the Uniform Commercial Code and shall be governed by Article 8 of the Uniform Commercial Code, or (ii) at no time permit the limited liability company or limited partnership agreement of such Subsidiary to contain any of the provisions referred to in the preceding clause (i) and make or cause to be made all filings and take all other actions required under paragraph (b) above for the perfection of the Collateral Agent's Lien in the limited liability company or limited partnership interests of such Subsidiary under Article 9 of the Uniform Commercial Code as in effect in each applicable jurisdiction.

                  SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

                  (a) the Equity Interests pledged hereunder represent the percentages set forth on Schedule II of the issued and outstanding Equity Interests of each class of the issuers thereof;

                  (b) except for the security interest granted hereunder and except for Liens permitted under clauses (a) through (i) of Section
         6.02 of the Credit Agreement, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Collateral listed in Schedule II as being owned by it, except to the extent permitted by Section 6.03 of the Credit Agreement, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                  (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

                  (d) no consent of any other Person (including equity holders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby other than such as have been obtained or are not yet required to have been obtained under the terms of the Credit Agreement;

                  (e) by virtue of the execution and delivery by the Pledgors of this Agreement and the other actions that have been taken pursuant to this Agreement (or are not yet required to have been taken under the terms of the Credit Agreement), the Collateral Agent will obtain a valid and perfected first Lien upon and security interest in the Collateral as security for the payment and performance of the Obligations;

                  (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

                  (g) all of the Equity  Interests  pledged  hereunder have been
         duly   authorized   and   validly   issued   and  are  fully  paid  and
         nonassessable;

                  (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

                  (i) within 45 days after the end of each fiscal quarter of each fiscal year, each holder of Specified Intercompany Indebtedness shall furnish to the Collateral Agent new Schedules to the Intercompany Notes evidencing such Specified Intercompany Indebtedness updating the amount of Specified Intercompany Indebtedness held by such holder; provided that upon receipt of any such updated Schedules, the Collateral Agent shall return the old Schedules, marked cancelled, to such holder.

                  SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Equity Interests pledged hereunder in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to pledged Equity Interests registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange any certificates representing pledged Equity Interests for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

                  SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of pledged Equity Interests or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided such Pledgor will not be entitled to exercise any such right if the result thereof would reasonably be expected to materially and adversely affect the rights inuring to a holder of the pledged Equity Interests or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Equity Interests or Indebtedness pledged hereunder to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. To the extent limited by Section 1 above, all noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Equity Interests and Indebtedness, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any thereof or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, upon notice to the Company that the Collateral Agent intends to or is exercising its rights under this Section 5(c), all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

                  SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so)to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and approval any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange and for any other private sale, shall state the time and date after which such sale may commence. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof,
(a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto (other than any proceeds remaining after the Obligations have been paid in full), notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

                  FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations secured by such Collateral (the amounts so applied to be distributed among the applicable Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                  SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) Any amounts payable under this Section shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.13 of the Credit Agreement.

                  SECTION 9. Collateral Agent Appointed  Attorney-in-Fact.  Each
Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

                  SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement. Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and such Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the AFederal Securities Laws@) with respect to any disposition of the Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal

Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                  SECTION 12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing,
(c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

                  SECTION 13. Releases and Termination. This Agreement and the security interest granted hereby shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the L/C Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement. Upon such Termination, the Collateral Agent shall execute and deliver to the Pledgors, at the Pledgors' expense, all Uniform Commercial Code termination statements and similar documents which the Pledgors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 13 shall be without recourse to or warranty by the Collateral Agent. A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the security interest in the Collateral of such Subsidiary Pledgor shall be automatically released in the event that all the Equity Interests of such Subsidiary Pledgor shall be sold, transferred or otherwise disposed of to a person other than the Company or an Affiliate of the Company in a transaction permitted under the terms of the Credit Agreement. Any Collateral granted hereunder shall be released (automatically and without further action on the part of the Collateral Agent) upon the sale, transfer or other disposition of such Collateral to a transferee other than the Company or an Affiliate of the Company, to the extent that such sale, transfer or other disposition is permitted under the Credit Agreement.

                  SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any

Subsidiary Pledgor shall be given to it at the address for notices set forth on Schedule I.

                  SECTION 15. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

                  SECTION 16. Successors and Assigns; Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

                  SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         (b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 19. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in
Section 16. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 20. Rules of Interpretation. The rules of interpretation specified in Sections 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not to affect the construction of, or be taken into consideration in interpreting this Agreement.

                  SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County or the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

         (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING

OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 23. Additional Pledgors. Pursuant to Section 5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time to enter into this Agreement as Subsidiary Pledgors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                                     ALBANY INTERNATIONAL CORP.,

                                                     by  /s/ Frank R. Schmeler
                                                     Name:   Frank R. Schmeler
                                                     Title:  President


                                        ALBANY INTERNATIONAL HOLDINGS ONE, INC.,

                                                     by  /s/ Frank R. Schmeler
                                                     Name:   Frank R. Schmeler
                                                     Title:  President


                                        ALBANY INTERNATIONAL HOLDINGS TWO, INC.,

                                                     by  /s/ Frank R. Schmeler
                                                     Name:   Frank R. Schmeler
                                                     Title:  President


                                         ALBANY INTERNATIONAL TECHNIWEAVE, INC.,

                                                      by  /s/ John C. Treanor
                                                      Name:   John C. Treanor
                                                      Title:  Treasurer


                                              ALBANY INTERNATIONAL RESEARCH CO.,

                                                       by  /s/ Francis L. McKone
                                                       Name:   Francis L. McKone
                                                       Title:  Chairman


                                                  WANGNER FORMING FABRICS, INC.,

                                                       by  /s/ John C. Treanor
                                                       Name:   John C. Treanor
                                                       Title:  Vice President
                                                         and Assistant Secretary


                                                     GESCHMAY WET FELTS, INC.,

                                                       by  /s/  John C. Treanor
                                                       Name:    John C. Treanor
                                                       Title:   Vice President

                                                    BRANDON DRYING FABRICS, INC.

                                                       by  /s/ John C. Treanor
                                                       Name:   John C. Treanor
                                                       Title:  Vice President


                                                     THE CHASE MANHATTAN BANK,
                                                       as Collateral Agent,

                                                       by  /s/ Kristin Sands
                                                       Name:   Kristin Sands
                                                       Title:  Vice President

                                                               Schedule I to the
                                                                Pledge Agreement

                                            SUBSIDIARY PLEDGORS


Albany International Holdings One, Inc.
Albany International Holdings Two, Inc.
Albany International Techniweave, Inc.
Albany International Research Co.
Wangner Forming Fabrics, Inc.
Geschmay Wet Felts, Inc.
Brandon Drying Fabrics, Inc.

                                                                                                                 Schedule II to the
                                                                                                                   Pledge Agreement




                                                                       EQUITY INTERESTS

------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------   -----------------------------    -------------------------   ------------------------

 Name of Entity whose Equity Interests are      Registered Owner of Equity      Class of  Certificate No.      Ownership Percentage
    being pledged (and jurisdiction of           Interests being pledged        Equity    and Number of       Represented by Equity
               organization)                                                    Interests Equity Interests   Interests Being Pledged
--------------------------------------------   -----------------------------    --------- ------------------          --------------
--------------------------------------------   -----------------------------    --------- ------------------          --------------
Albany International Techniweave Inc.          Albany International Corp.       Common     Certificate No. 4            100%
DELAWARE                                                                                   representing  100
                                                                                           Equity Interests
--------------------------------------------   -----------------------------    --------- --------------------        --------------
--------------------------------------------   -----------------------------    --------- --------------------        --------------

Albany International Holdings One, Inc.        Albany International Corp.       Common     Certificate No. 1             100%
DELAWARE                                                                                   representing  100
                                                                                           Equity Interests
--------------------------------------------   -----------------------------    ---------  -------------------        --------------
--------------------------------------------   -----------------------------    ---------  -------------------        --------------

Albany International Holdings Two, Inc.        Albany International Corp.       Common     Certificate No. 1             100%
DELAWARE                                                                                   representing 100
                                                                                           Equity Interests

                                                                                Common     Certificate No. 2             100%
                                                                                           representing 2
                                                                                           Equit Interests
--------------------------------------------   -----------------------------    --------   -------------------       ---------------
--------------------------------------------   -----------------------------    --------   -------------------       ---------------

Albany International Research Co.              Albany International Corp.       Common     Certificate No. 2             100%
DELAWARE                                                                                   representing 1,000
                                                                                           Equity Interests
--------------------------------------------   -----------------------------    --------   -------------------       ---------------
--------------------------------------------   -----------------------------    -------    -------------------       ---------------

Albany International Canada Inc.               Albany International             Class A    Certificate No. PA-2          100%
Ontario, CANADA                                Holdings Two, Inc.               Preferred  representing 40,000
                                                                                           Equity Interests

                                                                                Class B    Certificate No. PB-2          100%
                                                                                Preferred  representing 189,000
                                                                                           Equity Interests

                                                                                Common     Certificate No. C-3            65%
                                                                                           representing 2,800
                                                                                           Equity Interests


--------------------------------------------   -----------------------------    --------   ---------------------     ---------------
--------------------------------------------   -----------------------------    --------   ---------------------     ---------------
AI Finance Canada Inc.                         Albany International             Common    Certificate No. 2                 65%
Alberta, CANADA                                Holdings Two, Inc.                         representing 6,500
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------  ----------------------     ---------------
--------------------------------------------   -----------------------------    --------  ----------------------     ---------------

AI Financial Services Company                  Albany International             Common    Certificate No. 2                 65%
IRELAND                                        Holdings Two., Inc.                        representing 65 Equity
                                                                                          Interests
--------------------------------------------   -----------------------------    --------  ------------------------   ---------------
--------------------------------------------   -----------------------------    --------  ------------------------   ---------------

Albany International Korea Inc.                Albany International             Common    Certificate No. 2                 65%
KOREA                                          Holdings Two, Inc.                         representing 1,235,000
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------- ------------------------   ---------------
--------------------------------------------   -----------------------------    --------- ------------------------   ---------------

Telas Industriales de Mexico S.A. de C.V.      Albany International             Common    Certificate No. 3                 65%
MEXICO                                         Holdings Two, Inc.                         representing 259,999
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------  -----------------------    ---------------
--------------------------------------------   -----------------------------    --------  -----------------------    ---------------

Albany Nordiskafilt Aktiebolag                 Albany International             Common    Interim Certificate                65%
SWEDEN                                         Holdings Two, Inc.                         representing 934,111
                                                                                          Equity Interests

                                                                                Common    Certificate No.1                   65%
                                                                                          representing 690,889
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------  ---------------------      ---------------
--------------------------------------------   -----------------------------    --------  ---------------------      ---------------

Nomafa Aktiebolag                              Albany International             Common    Certificate No. 1                  65%
SWEDEN                                         Holdings Two, Inc.                         representing 72,000
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------  ---------------------      ---------------
--------------------------------------------   -----------------------------    --------  ---------------------      ---------------

Albany International Limited                   Albany International Corp.       Common    Certificate No. 0001               27%
UNITED KINGDOM                                                                            representing 1,840,000
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------- ------------------------  ----------------
--------------------------------------------   -----------------------------    --------- ------------------------  ----------------

Wangner Systems Corporation                    Albany International Corp.       Common    Certificate                       100%
DELAWARE                                                                                  representing 24,722
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------- ------------------------   ---------------
--------------------------------------------   -----------------------------    --------- ------------------------   ---------------


M & I Door Systems Limited                     Albany International             Common    Certificate No. C-10               65%
Ontario, CANADA                                Holdings Two, Inc.                         representing 1, 178
                                                                                          Equity Interests
--------------------------------------------   -----------------------------    --------- ------------------------   ---------------
--------------------------------------------   -----------------------------    --------- ------------------------   ---------------

Albany International Pty., Ltd.                Albany International             Common    Certificate No. 15                 65%
AUSTRALIA                                      Holdings Two, Inc.                         representing 87,913
                                                                                --------- ------------------------    --------------






                                                         DEBT SECURITIES AND PROMISSORY NOTES

------------------------------------------------------------------------------------------------------------------------------------
---------------------------- -------------------------------------------        -----------------  ---------------------------------

Pledgor                      Issuer                                             Principal Amount       Balance as of August 24, 1999
---------------------------- -------------------------------------------        -----------------      -----------------------------
---------------------------- -------------------------------------------        -----------------      -----------------------------
Albany International Corp.   Albany International BV                            NLG 45,204,020         NLG 45,204,020
---------------------------- -------------------------------------------        -----------------      ----------------------------
---------------------------- -------------------------------------------        -----------------      ----------------------------

Albany International Corp.   Albany Nordiskafilt GmbH                           DEM 4,000,000          DEM 4,000,000
---------------------------- -------------------------------------------        -----------------      ----------------------------
---------------------------- -------------------------------------------        ------------------     ----------------------------

Albany International Corp.   Schieffer Tor und Schutzsysteme GmbH               DEM 3,000,000          DEM 3,000,000
---------------------------- -------------------------------------------        ------------------     ----------------------------
---------------------------- -------------------------------------------        ------------------     ----------------------------

Albany International Corp.   M & I Door Systems Limited                         CAD 800,000            CAD 800,000
---------------------------- -------------------------------------------        ------------------     ----------------------------
---------------------------- -------------------------------------------        ------------------     ----------------------------

Albany International Corp.   Albany International Italia, S.p.A.*               EUR 30,916,333         EUR 30,916,333
                                                                                DEM 19,986, 441        DEM 19,986, 441
---------------------------- -------------------------------------------        ------------------     ----------------------------
---------------------------- -------------------------------------------        ------------------     ----------------------------

Albany International Corp.   Albany International Holdings, S.A.*               DEM 24,368,620         DEM 24,368,620
                                                                                DEM 3,026,550          DEM 3,026,550
---------------------------- -------------------------------------------        ------------------    -----------------------------
---------------------------- -------------------------------------------        ------------------    -----------------------------

Albany International Corp.   Albany International Holdings Two, Inc.            USD 48,160,000         USD 48,160,000
---------------------------- -------------------------------------------        ------------------    -----------------------------
---------------------------- -------------------------------------------        ------------------    -----------------------------

Albany International Corp.   Albany International Holdings One, Inc.            USD 108,345,394       USD 108,345,394
---------------------------- -------------------------------------------        ------------------    -----------------------------
---------------------------- -------------------------------------------        ------------------    -----------------------------

Albany International Corp.   Wangner Systems Corporation                        USD 10,000,000        USD 10,000,000
---------------------------- -------------------------------------------        ------------------    -----------------------------
---------------------------- -------------------------------------------        ------------------    -----------------------------

Albany International Corp.   Geschmay Asia Private Limited                      S$ 800,000            S$ 800,000
---------------------------- -------------------------------------------        ------------------    -----------------------------
---------------------------- -------------------------------------------        ------------------    -----------------------------

Albany International Corp.   Albany International S.A. de C.V.                  USD 2,400,000         USD 2,400,000
---------------------------- -------------------------------------------        ------------------    -----------------------------


*Relevant note evidences two separate disbursements.


                                                                  Annex 1 to the
                                                                Pledge Agreement

                                                     SUPPLEMENT NO.    dated as
                           of [        ], to the PLEDGE AGREEMENT dated as of
                           August 24, 1999 (the "Pledge Agreement"), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each subsidiary of the Company listed on Schedule I thereto (collectively, the "Subsidiary Pledgors"; the Company and Subsidiary Pledgors are referred to collectively herein as the
                           "Pledgors") and THE CHASE MANHATTAN  BANK, a New York
                            banking corporation ("Chase"), as Collateral Agent
                           (in such capacity, the "Collateral  Agent"),  for the
                           Secured Parties (as defined below).

                  A. Reference is made to the Credit Agreement dated as of August 11, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), Chase, as Collateral Agent, administrative agent, swingline lender and issuing bank, and Chase Manhattan International Limited, as London Agent.

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, certain additional Subsidiaries may be required to enter into the Pledge Agreement as Subsidiary Pledgors. The undersigned Subsidiary (the ANew Pledgor@) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Pledge Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Pledgor agree as follows:

                  SECTION 1. In accordance with Section 23 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and
(b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a ASubsidiary Pledgor@ or a APledgor@ in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto an different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by telecopy shall be as effective as delivery of a manually signed counterpart of this Supplement.

                  SECTION 4. The New Pledgor hereby represents and warrants that
Schedule II attached hereto includes a true and correct listing of all the Equity Interests and Specified Intercompany Indebtedness owned by it (and such Schedule shall be substituted for Schedule II to the Pledge Agreement as heretofore in effect).

                  SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

                  SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof and the Pledge Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

                  SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


         IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.


                                                     [Name of New Pledgor],

                                                     by

                                                     Name:
                                                     Title:
                                                     Address:

                                                     THE CHASE MANHATTAN BANK,
                                                      as Collateral Agent,

                                                     by

                                                     Name:
                                                     Title: